Exhibit 10.1

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is entered into as of August 24, 2007, by and among BlastGard International, Inc., a Colorado corporation (the “Parent”) with its headquarters located at 2451 McMullen Booth Road, Ste. 207, Clearwater, FL 33759, BlastGard Michigan, Ltd., Parent’s wholly oned subsidiary (“Merger Sub”) with its offices located at 1301 W. Easterday Ave., Sault Ste. Marie, MI   49783, collectively (“Buyer”), Anthony Andary (“A. Andary”) with a mailing address at c/o Innovative Composites, 1301 W. Easterday Ave., Sault Ste. Marie, MI 49783, Terry Ball (“Ball”) with a mailing address at 17281 S. Scenic Drive, Barbeau, MI 49710, Howard Wood (“Wood”) with a mailing address at 7837 Cree Trail B-5, Gaylord, MI 49735, Alfreda Prebeck and (“Prebeck”) with a mailing address 38105 Reimold Street, Mt. Clemens, MI 48045, Ken Keeley (“Keeley”) dwith a mailing address at 16540 S. Scenic Drive, Barbeau, MI 49710, Mark Bendure (“Bendure”) with a mailing address at Bendure & Thomas, 645 Griswold St., Ste. 4100, Detroit, MI 48226, Bryce Clark (“Clark”) with a mailing address at 2133 Riverside Drive, Sault Ste. Marie, MI 49783, Patricia and Jeffrey Colaiacovo (“Colaiacovo”) with a mailing address at 3100 NE 48th Street, #412, Ft. Lauderdale, FL 33308-4968, (collectively, the “Selling Shareholders”), and Innovative Composites Inc., a Michigan corporation (the “Company” or “Target”) with offices located at 1301 W. Easterday Ave., Sault Ste. Marie, MI 49783.

W I T N E S S E T H:

WHEREAS, Parent desires to enter into an agreement to provide it with an option to merge Merger Sub with and into the Company in accordance with the terms and conditions set forth in an Agreement and Plan of Merger and Reorganization appended hereto as Exhibit A; and

WHEREAS, the Selling Shareholders desire to grant Parent an option to merge Merger Sub with and into the Company in accordance with the terms and conditions set forth in an Agreement and Plan of Merger and Reorganization appended hereto as Exhibit A and to obtain interim financing for Company from Parent on terms described below.

NOW, THEREFORE, it is agreed to as follows:

1.

Grant of Option.   Upon the execution of this Agreement, Parent agrees to pay Selling Shareholders $10,000 (the “Option Price”) for an option (the “Option”) to merge Merger Sub with and into the Company in accordance with the terms and conditions set forth in an Agreement and Plan of Merger and Reorganization appended hereto as Exhibit A. Parent may exercise its option to merge Merger Sub with and into the Company at anytime between the date hereof and the close of business on October 31, 2007 (“Expiration Date”).

2.

Financing of Company.   Upon the execution of this Agreement, Selling Shareholders agree to direct the payment of the Option Price to Company as a non-refundable capital contribution on a pro rata basis from each Selling Shareholder to Company, which money shall be used by Company as general working capital and not for the repayment of any Shareholder Loans. An additional $65,000 shall also be wired by Parent to Company as a non-secured loan, repayable at any time upon demand on or after the Expiration Date of this Agreement. Until the Expiration Date of this Agreement, Company may request additional loans for its working capital purposes and not for the repayment of Shareholder Loans up to an anticipated maximum of $75,000. These additional loans that Parent may choose to make in its sole discretion, would also be on a non-secured basis repayable to Parent at any time upon demand on or after the Expiration Date of this Agreement. The form of Promissory Note shall be appended hereto as Exhibit B.

3.

Exercise of Option.   The Option must be exercised by Parent on or before the Expiration Date as defined herein, by notice in writing to Selling Shareholders’ Representative as defined in the Agreement and Plan of Merger and Reorganization appended hereto as Exhibit A, in accordance with the notice provisions provided for in Section 12.6 thereof. Simultaneously with the execution of this Option Agreement, all parties to the Agreement and Plan of Merger and Reorganization and this Option Agreement shall execute a copy of the Agreement and Plan of Merger and Reorganization and forward a signed copy to Parent’s attorney, Morse & Morse, PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590, Fax: 516-487-1452.  Said agreement shall be held by Morse & Morse, PLLC in escrow pending Parent’s decision to exercise the Option on or before the Expiration Date or to let it expire in accordance with the terms hereof. In the event Parent elects to exercise this Option, Morse & Morse, PLLC will date the Agreement and Plan of Merger and Reorganization with the date that it receives such notice of exercise of Option and it shall release executed copies (or photocopies in the event there are insufficient original copies) of the Agreement and Plan of Merger and Reorganization to the Parent, Company and the Selling Shareholders’ Representative and their legal counsel of record in the Agreement and Plan of Merger and Reorganization. In the event the Option expires, then Morse & Morse, PLLC will return for cancellation all original signatures received by it to the appropriate parties.

4.

Notice.  Reference is made to Section 12.6 of the Agreement and Plan of Merger and Reorganization which is incorporated by reference herein as if set forth herein in its entirety.

5.

Representations and Warranties.  The Selling Shareholders, Company  Parent and Merger Sub hereby represent and warrant to each other as appropriate the representations and warranties as set forth in Articles 3, 4 and 5 of the  Agreement and Plan of Merger and Reorganization as if set forth herein in their entirety.

6.

Right of Assignment.  This Option shall not be assignable by Parent, except to a wholly-owned subsidiary.

7.

Execution.   This Option Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument.

8.

Section and Other Headings.   The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.

Waivers; Amendments.   Any waiver of any of the terms or conditions of this Agreement, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such terms or conditions, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purposes or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be affected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. By execution below, the Selling Shareholders agree that Sellers’ Representative, as named in the Agreement and Plan of Merger and Reorganization, may execute any amendment, waiver, change, modification, consent or discharge on behalf of the Selling Shareholders as their legal representative.

10.

Severability.   If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable, the remaining provisions hereof shall not be affected.

11.

Governing Law.   This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

12.

Entire Agreement.   This Agreement and upon exercise of the Option, the accompanying Agreement and Plan of Merger and Reorganization and exhibits and schedules thereto, shall constitute the entire agreement among the parties pertaining to the subject matter hereof and shall supersede all prior agreements between the parties and may only be amended in writing signed by the parties to this Agreement.

2

13.

Facsimile Signatures.  If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

The Parties have executed and delivered this Agreement as of the date first written above.

Parent:
BLASTGARD INTERNATIONAL, INC.	Patricia Colaiacovo and Jeffrey Colaiacovo, Seller

By: ________________________________
Sellers’ Representative
Merger Sub:	For purposes of accepting the appointment as the Selling Shareholders’ Representative hereunder:
BLASTGARD MICHIGAN, LTD.

By: _______________________________
Anthony Andary, as Sellers’ Representative
INNOVATIVE COMPOSITES, INC.

By: ________________________________
Anthony Andary, President

Sellers:

Anthony Andary, Shareholder

Terry Ball, Shareholder

Howard Wood, Shareholder

Alfreda Prebeck , Shareholder

Ken Keeley, Shareholder

Mark Bendure, Shareholder

Bryce Clark, Shareholder

3

EXHIBIT A TO OPTION AGREEMENT

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

BLASTGARD INTERNATIONAL, INC.

a Colorado corporation,

BLASTGARD MICHIGAN, LTD.

a Michigan corporation,

INNOVATIVE COMPOSITES, INC.

a Michigan corporation,

and

SHAREHOLDERS IDENTIFIED HEREIN

__________________ __, 2007

Table of Contents

ARTICLE I DEFINITIONS

2

ARTICLE II DESCRIPTION OF TRANSACTION

8

ARTICLE III REPRESENTATIONS WARRANTIES REGARDING THE COMPANY

12

3.1

Organization and Authority

12

3.2

Share Ownership

12

3.3

No Conflicts

12

3.4

Litigation

12

3.5

No Brokers’ Fees

12

3.7

Accredited Investors.

13

ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

14

4.1

Organization, Qualification and Corporate Power

14

4.2

Capitalization

14

4.3

Authority

14

4.4

No Conflicts

14

4.5

Financial Statements

14

4.6

Absence of Certain Changes

15

4.7

No Undisclosed Liabilities

16

4.8

Title to and Sufficiency of Assets

16

4.9

Tangible Personal Property; Condition of Assets

16

4.10

Accounts Receivable

17

4.11

Inventory

17

4.12

Real Property

17

4.13

Contracts

18

4.14

Intellectual Property

18

4.15

Tax

19

4.16

Legal Compliance

21

4.17

Litigation

21

4.18

Product and Service Warranties

21

4.19

Environmental

21

4.20

Employees

22

4.21

Employee Benefits

22

4.22

Customers and Suppliers

24

4.23

Transactions with Related Persons

24

4.24

Capital Expenditures

24

4.25

Insurance

24

4.26

No Brokers’ Fees

24

4.27

Disclosure

24

ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER

25

5.1

Organization and Authority

25

5.2

No Conflicts

25

5.3

Litigation

25

5.4

No Brokers’ Fees

25

5.5

Investment Intent

25

ARTICLE VI PRE-CLOSING COVENANTS

26

6.1

Best Efforts

26

6.2

Approvals and Consents

26

6.3

Operation of Business

26

6.4

Full Access

26

6.5

Notice of Developments

26

6.6

Exclusivity

27

6.7

Confidentiality, Press Releases and Public Announcements

27

i

ARTICLE VII CLOSING CONDITIONS

28

7.1

Conditions to the Buyer’s Obligations

28

7.2

Conditions to the Sellers’ Obligations

30

ARTICLE VIII TERMINATION

30

8.1

Termination Events

30

8.2

Effect of Termination

30

ARTICLE IX POST-CLOSING COVENANTS

31

9.1

Litigation Support

31

9.2

Transition

31

9.3

Confidentiality

31

ARTICLE X INDEMNIFICATION

31

10.1

Indemnification by the Sellers

31

10.2

Indemnification by the Buyer

32

10.3

Survival and Time Limitations

32

10.4

Limitations on Indemnification by the Sellers

32

10.5

Claims Against the Companies

33

10.6

Manner of Payment

33

10.7

Third-Party Claims

33

10.8

Other Indemnification Matters

34

10.9

Exclusive Remedy

34

ARTICLE XI TAX MATTERS

34

11.1

Tax Periods Ending on or Before the Closing Date

34

11.2

Tax Periods Beginning Before and Ending After the Closing Date

35

11.3

Cooperation on Tax Matters

35

11.4

Certain Taxes

35

ARTICLE XII MISCELLANEOUS

35

12.1

Further Assurances

35

12.2

No Third-Party Beneficiaries

35

12.3

Entire Agreement

35

12.4

Successors and Assigns

36

12.5

Counterparts

36

12.6

Notices

36

12.7

JURISDICTION; SERVICE OF PROCESS

37

12.8

Governing Law

37

12.9

Amendments and Waivers

37

12.10

Severability

37

12.11

Expenses

37

12.12

Construction

37

12.13

Specific Performance

38

12.14

Time Is of the Essence

38

12.15

Selling Shareholders’ Representative

38

EXHIBITS
A	Employment Agreements
B	Non-Competition, Non-Disclosure and Non-Solicitation Agreements
SCHEDULES
3.2	Share Ownership
4.1	Organization
4.2	Capitalization
4.5	Financial Statements
4.6	Certain Changes
4.7	Undisclosed Liabilities
4.8	Exceptions to Title

ii

4.9	Tangible Personal Property
4.10	Accounts Receivable
4.12(a)	Owned Real Property
4.12(b)	Leased Real Property
4.12(c)	Real Property Compliance
4.13	Material Contracts
4.14(c)	Owned Intellectual Property
4.14(d)	Licensed Intellectual Property
4.15	Tax Returns, Audits and Elections
4.16(a)	Compliance with Law
4.16(b)	Permits
4.18	Standard Sales Terms
4.19	Environmental
4.20	Employees
4.21	Employee Benefit Plans
4.22	Customers and Suppliers
4.23	Related Persons Transactions
4.24	Capital Expenditures
4.25	Insurance
6.8	Closing Balance Sheet Schedule
10.1	Indemnification

iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization (“Agreement”) is entered into as of __________ __, 2007, by and among BlastGard International, Inc., a Colorado corporation ( “Parent”) with an office located at 2451 McMullen Booth Road, Ste. 207, Clearwater, FL 33759, BlastGard Michigan, Ltd., a Michigan Corporation and a wholly owned subsidiary of Parent (“Merger Sub”) with its offices located at 1301 W. Easterday Ave., Sault Ste. Marie, MI   49783, (collectively the “Buyer”), and Innovative Composites Inc., a Michigan corporation (the “Company”) 1301 W. Easterday Ave., Sault Ste. Marie, MI 49783” or in the alternative “Target”), and the holders of all of the outstanding capital stock of the Company (the “Shareholders”) namely as follows:  Anthony Andary (“A. Andary”) with a mailing address at c/o Innovative Composites, 1301 W. Easterday Ave., Sault Ste. Marie, MI 49783, Terry Ball (“Ball”) with a mailing address at 17281 S. Scenic Drive, Barbeau, MI 49710, Howard Wood (“Wood”) with a mailing address at 7837 Cree Trail B-5, Gaylord, MI 49735, Alfreda Prebeck  (“Prebeck”) with a mailing address 38105 Reimold Street, Mt. Clemens, MI 48045, Ken Keeley (“Keeley”) dwith a mailing address at 16540 S. Scenic Drive, Barbeau, MI 49710, Mark Bendure (“Bendure”) with a mailing address at Bendure & Thomas, 645 Griswold St., Ste. 4100, Detroit, MI 48226, Bryce Clark (“Clark”) with a mailing address at 2133 Riverside Drive, Sault Ste. Marie, MI 49783, Patricia and Jeffrey Colaiacovo (“Colaiacovo”) with a mailing address at 3100 NE 48th Street, #412, Ft. Lauderdale, FL 33308-4968,

Certain other capitalizaed terms used in this Agreement are defined in Article 1.

STATEMENT OF PURPOSE AND RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Michigan Business Corporation Act (the "MERGER"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

        C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

        D. The Shareholders own a total of (i) 167,286 shares of the Common Stock (par value $.01 per share) of the Company ("COMPANY COMMON STOCK"), which shares are all of the issued and outstanding shares of capital stock of the Company.

ARTICLE I
DEFINITIONS

 “Accounts Receivable” means all trade and other accounts receivable and other Indebtedness owing to any Company.

“Active Employees” means all employees employed by any Company, including employees on temporary leave of absence, including family medical leave, military leave, disability leave or sick leave.

“Acquisition Proposal” is defined in Section 6.6.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  The term “control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

“Agreement” is defined in the opening paragraph.

“Applicable Fraction” is defined in Section 2.5.

“Assets” is defined in Section 4.8.

“Balance Sheet” means the unaudited balance sheet of the Company as at December 31, 2006, and any applicable notes thereto, all of which are attached to Schedule 4.5.

“Balance Sheet Date” means the date of the Balance Sheet.

“Basket” is defined in Section 10.4.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in the State of Florida.

“Buyer” is defined in the opening paragraph.

“Capital Stock” means any outstanding common stock or preferred stock of the corporation.

 “Closing” is defined in Section 2.13.

“Closing Balance Sheet” means a consolidated balance sheet of the Companies as of the Closing Date an prepared in accordance with GAAP (as in effect on the date hereof) and, to the extent consistent with GAAP (as in effect on the date hereof), in a manner consistent with the Interim Balance Sheet, except as disclosed on Schedule 6.8.

“Closing Date” is defined in Section 2.1.3

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code § 4980B.

“Code” means the Internal Revenue Code of 1986.

“Company” means the Target, any Subsidiary or to the extent relevant to the Liabilities of the Target or any Subsidiary, any predecessor of the Target or any Subsidiary.

“Confidential Information” means information concerning the businesses or affairs of any Company, including information relating to customers, clients, suppliers, distributors, investors, lenders, consultants, independent contractors or employees, price lists and pricing policies, financial statements and information, budgets and projections, business plans, production costs, market research, marketing, sales and distribution strategies, manufacturing techniques, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship and other Intellectual Property, devices, samples, plans, drawings and specifications, photographs and digital images, computer software and programming, all other confidential information and materials relating to the businesses or affairs of such Company, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials prepared by or for such Company containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form and whether or not conceived, developed or prepared in whole or in part by such Company.

“Consent” means any consent, approval, authorization, permission or waiver.

 “Contract” means any contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement, whether written or oral and whether express or implied, together with all amendments and other modifications thereto.

“Effective Time” is defined in Section 2.3.

“Employee Benefit Plan” means any (a) qualified or nonqualified Employee Pension Benefit Plan (including any Multiemployer Plan) or deferred compensation or retirement plan or arrangement, (b) Employee Welfare Benefit Plan or (c) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation or restricted stock plan) or material fringe benefit or other retirement, severance, bonus, profit-sharing or incentive plan or arrangement.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA § 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA § 3(1).

“Employment Agreements” means the Employment Agreements with each of Terry Ball,  Anthony Andary, Bryce Clark and Greg Brower in the form of Exhibit A.

“Encumbrance” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse or other claim, community property interest, condition, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant, zoning or other restriction of any kind or nature.

“Environmental Law” means any Law relating to the environment, health or safety, including any Law relating to the presence, use, production, generation, handling, management, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any material, substance or waste limited or regulated by any Governmental Body.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Escrow Agreement” is defined in Section 2.10

“Expense Share Recipient(s)” means DWS, Inc. and Tiercap Holdings, Inc.

“Expense Shares” is defined in Section 2.5.

 “Financial Statements” is defined in Section 4.5.

“First Holdback Expiration Date” is defined in Section 2.10

“First Holdback Shares” is defined in Section 2.10

“Funded Debt” means all obligations of the Companies for borrowed money, all interest-bearing obligations of the Companies, and all obligations of the Companies evidenced by bonds, notes, debentures or other similar instruments, in each case as of the Closing Date.

“GAAP” means generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants and, unless otherwise specified, as in effect on the date hereof or, with respect to any financial statements, the date such financial statements were prepared.

“Governmental Body” means any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Hazardous Substance” means any material, substance or waste that is limited or regulated by any Governmental Body or, even if not so limited or regulated, could pose a hazard to the health or safety of the occupants of the Real Property or adjacent properties or any property or facility formerly owned, leased or used by any Company.  The term includes asbestos, polychlorinated biphenyls, petroleum products and all materials, substances and wastes regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means as to any Person at any time: (a) obligations of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including all obligations under noncompete, consulting or similar arrangements), except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established on the financial statements of such Person; (d) capitalized lease obligations of such Person; (e) indebtedness or other obligations of others guaranteed by such Person; (f) obligations secured by an Encumbrance existing on any property or asset owned by such Person; (g) reimbursement obligations of such Person relating to letters of credit, bankers’ acceptances, surety or other bonds or similar instruments; (h) Liabilities of such Person relating to unfunded, vested benefits under any Employee Benefit Plan (excluding obligations to deliver stock pursuant to stock options or stock ownership plans); and (i) net payment obligations incurred by such Person pursuant to any hedging agreement.

“Indemnified Party” is defined in Section 10.7.

“Indemnifying Party” is defined in Section 10.7.

 “Insurance Policies” is defined in Section 4.25.

“Intellectual Property” means (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, trade dress, logos, trade names and corporate names, together with translations, adaptations, derivations and combinations thereof and including goodwill associated therewith, and applications, registrations and renewals in connection therewith; (c) copyrightable works, copyrights, and applications, registrations and renewals in connection therewith; (d) mask works and applications, registrations and renewals in connection therewith; (e) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) computer software (including data and related documentation); (g) other proprietary rights; and (h) copies and tangible embodiments (in whatever form or medium) of any of the foregoing (with the Technology being included in the meaning of items (a) and (f).

“Interim Balance Sheet” is defined in Section 4.5.

“Interim Balance Sheet Date” means the date of the Interim Balance Sheet.

“Inventory” means all inventories of any Company wherever located, including raw materials, goods consigned to vendors or subcontractors, works in process, finished goods, spare parts, goods in transit, products under research and development, demonstration equipment and inventory on consignment.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means (a) actual knowledge or (b) knowledge that would be expected to be obtained after a reasonably comprehensive investigation concerning the matter at issue.  Each Company and each Seller that is not an individual will be deemed to have Knowledge of a matter if any Affiliate of such Person or any employee of such Person with responsibility for such matter has, or at any time had, Knowledge of such matter.

“Last Holdback Expiration Date” is defined in Section 2.10.

“Last Holdback Period” is the period of time commencing on the earlier to occur of (a) achievement of $2,000,000 in awarded firm contracts or (b) the expiration of the First Holdback Period and terminating on the Last Holdback Expiration Date.

“Last Holdback Shares” is defined in Section 2.10

“Law” means any federal, state, local, foreign or other law, statute, ordinance, regulation, rule, regulatory or administrative guidance, Order, constitution, treaty, principle of common law or other restriction of any Governmental Body.

“Lease” is defined in Section 4.12.

“Leased Real Property” is defined in Section 4.12.

“Liability” means any liability, obligation, Indebtedness or commitment of any kind or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

“License” is defined in Section 4.14.

“Loss” means any loss, claim, demand, Order, damage, penalty, fine, cost (including any opportunity cost), settlement payment, Liability, Tax, Encumbrance, diminution of value, expense, fee, court costs or reasonable attorneys’ fees and expenses.

“Material Adverse Effect” means any material adverse effect on the businesses, operations, properties, assets, Liabilities, condition (financial or otherwise) or prospects of the Companies taken as a whole.

“Material Contract” is defined in Section 4.13

“Merger Shares” means the combination of both the Net Merger Shares and the Expense Shares.

“Multiemployer Plan” has the meaning set forth in ERISA § 3(37).

“Net Merger Shares” is defined in Section 2.5.

“Noncompete Agreement” means the Non-Competition, Non-Disclosure and Non-Solicitation Agreement executed by each of Terry Ball,  Anthony Andary, Bryce Clark and Greg Brower in the form of Exhibit B.

 “Order” means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Body or arbitrator.

“Organizational Documents” means (a) any certificate or articles of incorporation and bylaws, (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any Law and (c) any amendment or modification to any of the foregoing.

“Owned Real Property” is defined in Section 4.12.

“Party” means the Buyer, the Target or any Seller.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any permit, license or Consent issued by any Governmental Body or pursuant to any Law.

“Permitted Encumbrance” means (a) any mechanic’s, materialmen’s or similar statutory lien incurred in the ordinary course of business for monies not yet due, (b) any lien for Taxes not yet due, (c) any purchase money lien or lien securing rental payments under capital lease arrangements to the extent related to the assets purchased or leased and (d) any recorded easement, covenant, zoning or other restriction on the Real Property that, together with all other Permitted Encumbrances, does not prohibit or impair the current use, occupancy, value, or marketability of title of the property subject thereto.

“Person” means any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, association, organization, labor union, Governmental Body or other entity.

“Proceeding” means any proceeding, charge, complaint, claim, demand, notice, action, suit, litigation, hearing, audit, investigation, arbitration or mediation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, conducted, heard or pending by or before any Governmental Body, arbitrator or mediator.

 2.2“Real Property” is defined in Section 4.12.

“Related Person” means (a) with respect to a specified individual, any member of such individual’s Family and any Affiliate of any member of such individual’s Family, and (b) with respect to a specified Person other than an individual, any Affiliate of such Person and any member of the Family of any such Affiliates that are individuals.  The “Family” of a specified individual means the individual, such individual’s spouse and former spouses, any other individual who is related to the specified individual or such individual’s spouse or former spouse within the third degree, and any other individual who resides with the specified individual.  No Company will be deemed to be a Related Person of any Seller or of any other Company.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Securities Act” means the Securities Act of 1933.

“Sellers” is defined in the opening paragraph.

“Sellers’ Capital Stock” means all common stock of Target owned by Sellers as of the date hereof.

“Selling Shareholders’ Representative” is defined in Section 12.15(a).

“Share” means any issued and outstanding share of common stock, par value $.0001per share, of the Buyer.

 “Subsidiary” means any corporation or other entity with respect to which the Target and its other Subsidiaries collectively own, directly or indirectly, at least 50% of the common stock or other equity or profits interests or have the power, directly or indirectly, to elect a majority of the members of the board of directors or comparable governing body.

“Surviving Corporation” is defined in Section 2.1.

“Tangible Personal Property” is defined in Section 4.9.

“Target” is defined in the opening paragraph.

 “Tax” means any federal, state, local, foreign or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, general service, alternative or add-on minimum, estimated or other tax of any kind whatsoever, however denominated, and will include any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof.

“Technology” means the intellectual property rights related to the process and composition used to create a bio-diesel fuel that can be blended and used as a diesel fuel (e.g., B-5).

“Third-Party Claim” is defined in Section 10.7(a).

“Total Merger Shares” is defined in Section 2.5.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Noncompete Agreements, the Employment Agreements, the Consulting Agreement and all other written agreements, documents and certificates contemplated by any of the foregoing documents.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows

ARTICLE II
DESCRIPTION OF TRANSACTION

        2.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3), Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation after the Merger (the "SURVIVING CORPORATION").

        2.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Michigan Business Corporation Act.

        2.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this  Agreement (the "CLOSING") shall take place at the offices  of Morse & Morse, PLLC, commencing at 10:00 a.m. local time on the later of (2) the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions to be performed on the Closing Date (other than conditions with respect to actions the Parties will take at the Closing) or (ii) such other date as the Buyer and the Selling Shareholders’ Representative may mutually determine (the “Closing Date”), but in no event later than November 15, 2007.  Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Michigan Business Corporation Act shall be filed with the Secretary of State of the State of Michigan. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of Michigan (the "EFFECTIVE TIME").

        2.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

            (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the  Effective Time to conform to Exhibit B;

            (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

        2.5 CONVERSION OF SHARES.

            (a) Subject to Section 2.8(c), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Shareholder:

                (i) each share of Company Common Stock outstanding immediately prior to the Effective Time  shall be converted into the right to receive the "Applicable Fraction" (as defined in Section 2.5(b)) of a share of the common stock (par value $.01 per share) of Parent ("PARENT COMMON STOCK"); and

                (ii) each share of the common stock (par value $.01 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

            (b) For purposes of this Agreement:

                (i) the "APPLICABLE FRACTION" shall be calculated by dividing the Net Merger Shares (as defined below) by the aggregate number of outstanding shares of Company Common Stock ;

                (ii) the term "TOTAL MERGER SHARES" shall mean 7,530,000 shares of Parent Common Stock;

                (iii) the term "NET MERGER SHARES" shall mean the Total Merger Shares less the number of Expense Shares (as defined below); and

                (iv) the term "EXPENSE SHARES" shall mean 800,000 shares of Parent Common Stock awarded as a transaction fee to the “Expense Share Recipients” incurred by the Company in connection with the transactions contemplated by this Agreement and reflected on the Schedule of Expenses) by the Stipulated Value (as defined in Section 2.8(c)).

            (c) The Applicable Fraction shall be adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or distribution of stock convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other similar change with respect to Parent Common Stock or Company Common Stock after the date hereof and prior to the Effective Time.

For the avoidance of doubt, the following table illustrates the allocation of the Net Merger Shares and the Expense Shares:

	Innovative Shares Held	Innovative Ownership Percentage	BlastGard Shares
Shareholder
Andary, Anthony	114,286	68.32%	4,597,783
Ball, Terry	35,000	20.92%	1,408,068
Wood, Howard	8,714	5.21%	350,569
Prebeck, Alfreda	5,286	3.16%	212,658
Keeley, Ken	1,429	0.85%	57,489
Bendure, Mark	714	0.43%	28,725
Clark, Bryce	714	0.43%	28,725
Colaiacovo, Patricia and Jeffrey JTWROS	1,143	0.68%	45,983
Tiercap Holdings, Inc.[1]			520,000
DWS, Inc.[1]			280,000
Totals	167,286	100.00%	7,530,000
[1]Transaction Commission Shares – Expense Shares See Section 4.26.			Applicable Fraction = 40.2305

        2.6 EMPLOYEE STOCK OPTIONS. Intentionally left blank – no option plans.

        2.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No  further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "COMPANY STOCK CERTIFICATE") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.8.

        2.8 EXCHANGE OF CERTIFICATES.

            (a) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably requested by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefore a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of  Section 2.5, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock as contemplated by this Section 2. If any Company Stock Certificate shall have been lost, stolen or  destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock  Certificate.

            (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this Section 2.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

            (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger (and the Holdback Shares described in section 2.10) and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), have its entitlement to Parent Shares rounded up or down to the nearest whole number.

            (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts if, on or after the expiration of one (1) year after the Effective Time, such shares are delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        2.9 DISSENTING SHARES. Intentionally left blank – no dissenting shares

      2.10 HOLDBACK SHARES AND CONDITIONS FOR RELEASE.

            (a) Parent shall establish and maintain an escrow (the "ESCROW ACCOUNT") comprised of fifty percent (50%) of the Total Merger Shares (the "HOLDBACK SHARES").  Parent shall designate and appoint  legal counsel of the “Selling Shareholders’ Representative” (as that term is defined herein)  or such other third party escrow agent that is mutually and reasonably acceptable to Parent and the Selling Shareholders’ Representative,in connection therewith (the "ESCROW AGENT") to serve in accordance with the Escrow Agreement substantially in the form attached as Exhibit D hereto (the "ESCROW AGREEMENT") to be entered into among Parent, the Escrow Agent, the Selling Shareholders' Representative, and the Expense Share Recipients at Closing. Such escrow of the Holdback Shares shall be maintained for purposes of satisfying performance targets as follows: 50% of the Holdback Shares (also 25% of the Total Merger Shares) hereinafter referred to as the ‘First Holdback Shares” upon proof of awarded firm contracts totaling $2,000,000 being secured by Company no later than April 30, 2008 (the “First Holdback Expiration Date”); and the remaining 50% of the Holdback Shares (also 25% of the Total Merger Shares) hereinafter referred to as the ‘Last Holdback Shares” upon proof of awarded firm contracts totaling an additional $3,000,000 or a cumulative amount of $5,000,000 being secured by Company, no later than April 30, 2009 (the ”Last Holdback Expiration Date”). In the event that $ 2,000,000 of firm contracts is achieved prior to the First Holdback Expiration Date, then Buyer shall authorize the Escrow Agent to deliver to the Shareholders and Expense Share Recipients all of the First Holdback Shares,  In the event that $2,000,000 of firm contracts is not awarded to the Company by the First Holdback Expiration Date, then the Buyer shall authorize the Escrow Agent to deliver to the Shareholders and Expense Share Recipients a pro rata amount of the First Holdback Shares based upon the level of success achieved and to return to Buyer’s transfer agent the balance of First Holdback Shares for cancellation.. Commencing with the earlier of: (a) the achievement of $2,000,000 of firm contracts or (b) the First Holdback Expiration Date and terminating on the Last Holdback Expiration Date (the “Last Holdback Period”), in the event that an additional $3,000,000 of firm contracts is achieved, then Buyer shall authorize Escrow Agent to deliver to the Shareholders and Expense Share Recipients all of the Last Holdback Shares.  In the event that a total of $3,000,000 of firm contracts is not awarded to the Company during the Last Holdback Period, then the Buyer shall authorize the Escrow Agent to deliver to the Shareholders and the Expense Share Recipients a pro rata amount of the Last Holdback Shares based upon the level of success achieved and to return to Buyer’s transfer agent the balance of Last Holdback Shares for cancellation.  Examples for the avoidance of doubt have been included in the Escrow Agreement (Exhibit D).

            (b) The right to receive the Holdback Shares (i) is an integral part of the consideration in the Merger, and (ii) shall be transferable or assignable only upon submission of evidence of such transfer or assignment reasonably satisfactory to Parent and the Escrow Agent. The value of any shares of Parent Common Stock ultimately retained by Parent hereunder shall be treated for purposes of this Agreement as a reduction of the consideration paid to the Shareholders in the Merger.

        2.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        2.12 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

        2.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.After Closing, Buyer will utilize its best efforts to have Mr. Andary removed as the personal guarantor related to the approximately $225,000 existing line of credit with National City Bank. In the event Buyer is unsuccessful in having Mr. Andary’s personal guarantee removed from the line of credit, no additional consideration shall be paid to Mr. Andary.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND ITS SHAREHOLDERS

The Company and its Shareholders severally represent and warrant as follows:

3.1

Organization and Authority

.  If such Seller is not an individual, such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.  Such Seller has full power, authority and legal capacity to execute and deliver the Transaction Documents to which such Seller is a party and to perform such Seller’s obligations thereunder.  If such Seller is not an individual, the execution and delivery by such Seller of each Transaction Document to which it is a party and the performance by such Seller of the Transactions have been duly approved by the board of directors or comparable governing body of such Seller and, if required by Law, the equity holders of such Seller.  This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with the terms of this Agreement.  Upon the execution and delivery by such Seller of each Transaction Document to which such Seller is a party, such Transaction Document will constitute the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with the terms of such Transaction Document.

3.2

Share Ownership

.  Such Seller owns of record and beneficially the number of shares of outstanding common stock set forth next to such Sellers’ name in Schedule 3.2, free and clear of any Encumbrance or restriction on transfer (other than any restriction under any securities law and restrictions listed on Schedule 3.2 that will be terminated before the Closing).  Except as set forth on Schedule 3.2, such Seller is not a party to: (a) any convertible debt instrument, option, warrant, purchase right, right of first refusal, call, put or other Contract (other than this Agreement) that could require such Seller to sell, transfer or otherwise dispose of any securities of Target or (b) any voting trust, proxy or other Contract relating to the voting of any securities of Target.

3.3

No Conflicts

.  Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time:  ii) violate any Law to which such Seller or any of such Sellers’ Capital Stock of Target is subject; iii) if such Seller is not an individual, violate any Organizational Document of such Seller; iv) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which such Seller is a party or by which such Seller is bound or to which any of such Sellers’ Capital Stock of Target is subject or the performance of which is guaranteed by such Seller; or v) result in the imposition of any Encumbrance on any of such Sellers’ Capital Stock of Target.  Other than HSR Act filings, if any, such Seller need not notify, make any filing with, or obtain any Consent of, any Person in order to perform the Transactions.

3.4

Litigation

.  There is no Proceeding pending or, to the Knowledge of such Seller, threatened or anticipated against such Seller relating to or affecting the Transactions.

3.5

No Brokers’ Fees

.  Such Seller has no Liability for any fee, commission or payment to any broker, finder, consultant or agent with respect to the Transactions to be performed on or before the Closing Date, except for the persons named in Section 2.2.

3.6

Investment Intent.  Each Seller and Expense Share Rexipient is acquiring the Merger Shares of Buyer hereunder for its own account and not with a view to distribution of such shares in violation of the Securities Act. Each Seller and Expense Share Recipient, either alone or together with its Advisors, if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable the Sellers to utilize the information made available to them in connection with its due diligence of Buyer to evaluate the merits and risks of an investment in the Merger Shares of Buyer and to make an informed investment decision with respect thereto.

Each Seller and Expense Share Recipient is acquiring the Merger Shares of Buyer solely for such Seller’s or Expense Share Recipients’ own account for investment and not with a view to resale or distribution thereof, in whole or in part.  The Seller and Expense Share Recipients have no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the Merger Shares of Buyer and the Seller and Expense Share Recipients have no plans to enter into any such agreement or arrangement.

3.7

Accredited Investors. EACH SELLER AND EXPENSE SHARE RECIPIENT IS AN “ACCREDITED INVESTOR,” AS THAT TERM IS DEFINED IN RULE 501(A) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT.  IF THE SELLER IS A NATURAL PERSON, SUCH PURCHASER (I) IS A CITIZEN OR RESIDENT OF THE COUNTRY SET FORTH AS HIS PERMANENT ADDRESS BELOW, (II) IS AT LEAST 21 YEARS OF AGE, (III) HAS ADEQUATE MEANS OF PROVIDING FOR HIS CURRENT NEEDS AND PERSONAL CONTINGENCIES, (IV) HAS NO NEED FOR LIQUIDITY IN HIS STOCK CONSIDERATION, AND (V) MAINTAINS HIS DOMICILE (AND IS NOT A TRANSIENT OR TEMPORARY RESIDENT) AT THE ADDRESS SHOWN BELOW.  EACH SELLER REPRESENTS AND WARRANTS TO THE COMPANY THAT, AS AN ACCREDITED INVESTOR, HE, SHE OR IT IS ONE OF THE FOLLOWING:

A.  AN INDIVIDUAL WHOSE INDIVIDUAL NET WORTH, OR JOINT NET WORTH WITH THAT INDIVIDUAL’S SPOUSE, EXCEEDS $1,000,000;

B.  AN INDIVIDUAL WHO HAD AN INDIVIDUAL INCOME IN EXCESS OF $200,000 IN THE LAST TWO TAX YEARS OR WHO HAD JOINT INCOME WITH THAT INDIVIDUAL’S SPOUSE IN EXCESS OF $300,000 IN EACH OF THOSE YEARS AND WHO REASONABLY EXPECTS TO HAVE THAT INCOME LEVEL IN THE CURRENT TAX YEAR;

C.  A BANK AS DEFINED IN SECTION 3(A)(2) OF THE SECURITIES ACT OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION AS DEFINED IN SECTION 3(A)(5)(A) OF THE SECURITIES ACT WHETHER ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY; A BROKER OR DEALER REGISTERED PURSUANT TO SECTION 15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”); AN INSURANCE COMPANY AS DEFINED IN SECTION 2(13) OF THE SECURITIES ACT; AN INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940 (THE “1940 ACT”) OR A BUSINESS DEVELOPMENT COMPANY AS DEFINED IN SECTION 2(A)(48) OF THE 1940 ACT; A SMALL BUSINESS INVESTMENT COMPANY LICENSED BY THE U.S. SMALL BUSINESS INVESTMENT ACT OF 1958; OR AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”), WHICH IS EITHER A BANK, SAVINGS AND LOAN ASSOCIATION, INSURANCE COMPANY OR REGISTERED INVESTMENT ADVISER, OR IF THE EMPLOYEE BENEFIT PLAN HAS TOTAL ASSETS IN EXCESS OF $5,000,000; OR, IF A SELF-DIRECTED PLAN, WITH INVESTMENT DECISIONS MADE SOLELY BY PERSONS THAT ARE ACCREDITED INVESTORS;

D.  A PRIVATE BUSINESS DEVELOPMENT COMPANY AS DEFINED IN SECTION 202(A)(22) OF THE INVESTMENT ADVISERS ACT OF 1940;

E.  AN ORGANIZATION DESCRIBED IN SECTION 501(C)(3) OF THE INTERNAL REVENUE CODE, A CORPORATION, MASSACHUSETTS OR SIMILAR BUSINESS TRUST, OR PARTNERSHIP, NOT FORMED FOR THE SPECIFIC PURPOSE OF ACQUIRING THE SECURITIES OFFERED, WITH TOTAL ASSETS IN EXCESS OF $5,000,000;

F.  A TRUST WITH TOTAL ASSETS IN EXCESS OF $5,000,000, NOT FORMED FOR THE SPECIFIC PURPOSE OF ACQUIRING THE SECURITIES OFFERED, WHOSE PURCHASE IS DIRECTED BY A SOPHISTICATED PERSON AS DESCRIBED IN RULE 506(B)(2)(II) UNDER THE SECURITIES ACT;

G.  AN INDIVIDUAL WHO IS A DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY; OR

H.  AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE ACCREDITED INVESTORS.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

The Sellers and the Target jointly and severally represent and warrant as follows:

4.1

Organization, Qualification and Corporate Power

.  Schedule 4.1 sets forth each Company’s jurisdiction of incorporation, the other jurisdictions in which it is qualified to do business, and its directors and officers.  Each Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each Company is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required.  Each Company has full corporate power and authority to conduct the businesses in which it is engaged, to own and use the properties and assets that it purports to own or use and to perform its obligations.  The Target has delivered to the Buyer correct and complete copies of the Organizational Documents of each Company.  No Company is in violation of any of its Organizational Documents.  The minute books, the stock certificate books and the stock ledger of each Company, in each case as delivered or made available to the Buyer, are correct and complete.

4.2

Capitalization

.  Schedule 4.2 accurately describes the authorized capital stock of each company, the outstanding shares of each class of stock and the ownership of each outstanding share. Except as listed in Schedule 4.2, Target has no subsidiaries. Except as set forth on Schedule 4.2, there are no outstanding securities convertible or exchangeable into capital stock of the Company or any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem the equity of the Company.  There is no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.  No Company has violated any securities Law in connection with the offer, sale or issuance of any of its capital stock or other equity or debt securities.  There are no voting trusts, proxies or other Contracts relating to the voting of the capital stock of any Company.

4.3

Authority

.  The Target has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement by the Target have been duly authorized by all requisite corporate action on its part.  This Agreement constitutes the valid and legally binding obligation of the Target, enforceable against the Target in accordance with the terms of this Agreement.

4.4

No Conflicts

.  Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time:  vi) violate any Law to which any Company or any asset owned or used by any Company is subject; vii) violate any Permit of any Company or give any Governmental Body the right to terminate, revoke, suspend or modify any Permit of any Company; viii) violate any Organizational Document of any Company; ix) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which any Company is a party or by which any Company is bound or to which any asset of any Company is subject or under which any Company has any rights or the performance of which is guaranteed by any Company; x) cause the Buyer or any Company to have any Liability for any Tax; or xi) result in the imposition of any Encumbrance upon any asset owned or used by any Company.  No Company needs to notify, make any filing with, or obtain any Consent of any Person in order to perform the Transactions.

4.5

Financial Statements

.

(a)

Attached to Schedule 4.5 are the following financial statements (collectively, the “Financial Statements”):  (3) unaudited balance sheet of the Company as of December 31, 2006 and statements of income and changes in cash flow for the period January 1, 2006 through December 31, 2006, together with the notes thereto; and (4) an unaudited, consolidated balance sheet (the “Interim Balance Sheet”) of the Company as of July 31, 2007, and statements of income, changes in stockholders’ equity, and cash flow for the seven-month period then ended.  The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Company as of and for their respective dates; provided, however, that the interim financial statements described in clause (ii) above are subject to normal, recurring year-end adjustments (which will not be, individually or in the aggregate, materially adverse) and lack notes (which, if presented, would not differ materially from the notes accompanying the December 31, 2006 Balance Sheet).

(b)

Each Company’s books and records (including all financial records, business records, customer lists, and records pertaining to products or services delivered to customers) (5) are complete and correct in all material respects and all transactions to which such Company is or has been a party are accurately reflected therein in all material respects on an accrual basis, (6) reflect all discounts, returns and allowances granted by such Company with respect to the periods covered thereby, (7) have been maintained in accordance with customary and sound business practices in such Company’s industry, (8) form the basis for the Financial Statements and (9) reflect in all material respects the assets, liabilities, financial position, results of operations and cash flows of such Company on an accrual basis.  All computer-generated reports and other computer output included in such Company’s books and records are complete and correct in all material respects and were prepared in accordance with sound business practices based upon authentic data.  Such Company’s management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

4.6

Absence of Certain Changes

.  Except as set forth on Schedule 4.6, since the Balance Sheet Date:

(a)

no Company has sold, leased, transferred or assigned any asset, other than for fair consideration in the ordinary course of business;

(b)

no Company has experienced any damage, destruction or loss (whether or not covered by insurance) to its property or assets in excess of $5,000;

(c)

no Company has entered into any Contract (or series of related Contracts) involving the payment or receipt of more than $5,000 or that cannot be terminated without penalty on less than six months notice and no Person has accelerated, terminated, modified or canceled any Contract (or series of related Contracts) involving more than $5,000 to which any Company is a party or by which any of them or any of their assets is bound;

(d)

no Encumbrance (other than any Permitted Encumbrance) has been imposed upon any asset of any Company;

(e)

no Company has made any capital expenditure (or series of related capital expenditures) involving more than $5,000 or made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions) involving more than $5,000;

(f)

no Company has issued, created, incurred or assumed any Indebtedness (or series of related Indebtedness) involving more than $5,000 in the aggregate or delayed or postponed the payment of accounts payable or other Liabilities beyond the original due date;

(g)

no Company has canceled, compromised, waived or released any right or claim (or series of related rights or claims) or any Indebtedness (or series of related Indebtedness) owed to it, in any case involving more than $5,000;

(h)

no Company has issued, sold or otherwise disposed of any of its Capital Stock, or granted any options, warrants or other rights to acquire (including upon conversion, exchange or exercise) any of its Capital Stock or declared, set aside, made or paid any dividend or distribution with respect to its Capital Stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any Capital Stock of any Company or amended any of its Organizational Documents;

(i)

no Company has (10) conducted its businesses outside the ordinary course of business consistent with past practices, (11) made any loan to, or entered into any other transaction with, any of its directors, officers or employees on terms that would not have resulted from an arms-length transaction, (12) entered into any employment Contract or modified the terms of any existing employment Contract, (13) granted any increase in the base compensation of any of its directors, officers or, except in the ordinary course of business, employees or (14) adopted, amended, modified or terminated any Employee Benefit Plan or other Contract for the benefit of any of its directors, officers or employees;

(j)

no Company has (15) made or rescinded a material Tax election affecting any Company, (16) settled any Tax Liability affecting any Company, (17) filed any Tax Return of any Company, or (18) made a material change in any fiscal or Tax method of accounting or accounting practice used by any Company except as required by law (which change in method of accounting or accounting practice is not disclosed in writing to the Buyer);

(k)

there has not been any Proceeding commenced nor, to the Knowledge of any Company, threatened or anticipated relating to or affecting any Company or its businesses or any asset owned or used by it;

(l)

there has not been (19) any loss of any material customer, distribution channel, sales location or source of supply of raw materials, Inventory, utilities or contract services or the receipt of any notice that such a loss may be pending, (20) any occurrence, event or incident related to any Company outside of the ordinary course of business or (21) any material adverse change in the businesses, operations, properties, prospects, assets, Liabilities or condition (financial or otherwise) of any Company and no event has occurred or circumstance exists that may result in any such material adverse change; and

(m)

no Company has agreed or committed to any of the foregoing.

4.7

No Undisclosed Liabilities

.  Except as set forth on Schedule 4.7, no Company has any Liability (and no basis exists for any Liability), except for xii) Liabilities under executory Contracts that are either listed on Schedule 4.13 or are not required to be listed thereon, excluding Liabilities for any breach of any executory Contract, xiii) Liabilities to the extent reflected or reserved against on the Interim Balance Sheet and xiv) current Liabilities incurred in the ordinary course of business since the Interim Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law).

4.8

Title to and Sufficiency of Assets

.  Except as set forth on Schedule 4.8, the Companies have good and marketable title to, or a valid leasehold interest in, every property or asset used by any of them, located on any of their premises, purported to be owned by any of them, or shown on the Interim Balance Sheet or acquired by any Company after the Interim Balance Sheet Date (the “Assets”), free and clear of any Encumbrances except Permitted Encumbrances, except for properties and assets disposed of in the ordinary course of business consistent with past practices since the Interim Balance Sheet Date.  The Assets include all tangible and intangible property and assets necessary for the continued conduct of the Companies’ businesses after the Closing in the same manner as conducted prior to the Closing.

4.9

Tangible Personal Property; Condition of Assets

.  Schedule 4.9 lists all plant property, machinery, equipment, parts, tools, fixtures, furniture, office equipment, computer hardware, supplies, motor vehicles, and other items of tangible personal property (other than Inventory) (the “Tangible Personal Property”) that has a net book value in excess of $10,000. To Sellers’ Knowledge, the buildings, plants, structures, Tangible Personal Property and other tangible assets that are owned or leased by any Company are structurally sound, free from material defects, in good operating condition and repair and adequate for the uses to which they are being put.  To Seller’s Knowledge, none of such buildings, plants, structures, Tangible Personal Property or other tangible assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost to such building, plant, structure, Tangible Personal Property or other tangible asset.  All of the tangible assets owned or leased by any Company are located on the Real Property.

4.10

Accounts Receivable

.  All Accounts Receivable represent or will represent valid obligations arising from products and/or services actually sold by the Companies in the ordinary course of business.  Unless paid prior to the Closing Date, the Accounts Receivable are and will be as of the Closing Date current and collectible in accordance with their terms net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Companies as of the Closing Date, respectively.  The foregoing reserves are or will be adequate and calculated consistent with past practices.  There is no contest, claim, or right to set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.  Schedule 4.10 contains a list of all Accounts Receivable as of the Interim Balance Sheet Date, which list sets forth the aging of such Accounts Receivable.

4.11

Inventory

. The Inventory, which includes work in progress inventory and finished goods inventory, consists of a quality and quantity usable for its intended purpose and salable in the ordinary course of business consistent with past practices, except for slow-moving and obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the accounting records of the Companies.  All Inventory not written off has been valued at the lower of cost or market value.  The quantities of each type of Inventory are reasonable in the present circumstances of each Company and are not materially more or less than normal Inventory levels necessary to conduct the businesses of each Company in the ordinary course consistent with past practices.  All of the Inventory is located at the Companies’ facilities.

4.12

Real Property

.

(a)

Schedule 4.12(a) lists all of the real property and interests therein owned by any Company (with all easements and other rights appurtenant to such property, the “Owned Real Property”) and, relative to each such property or interest, the Company that owns it.  Except as set forth on Schedule 4.12(a), the Companies have good and marketable fee simple title to the Owned Real Property, free and clear of any Encumbrances, except Permitted Encumbrances.  No Company is a lessor of any parcel of Owned Real Property or any portion thereof or interest therein.

(b)

Schedule 4.12(b) lists all of the real property and interests therein leased, subleased or otherwise occupied or used by any Company (with all easements and other rights appurtenant to such property, the “Leased Real Property”).  For each item of Leased Real Property, Schedule 4.12(b) also lists the lessor, the lessee, the lease term, the lease rate, and the lease, sublease, or other Contract pursuant to which the applicable Company holds a possessory interest in the Leased Real Property and all amendments, renewals, or extensions thereto (each, a “Lease”).  Except as set forth on Schedule 4.12(b), the leasehold interest of a Company with respect to each item of Leased Real Property is free and clear of any Encumbrances, except Permitted Encumbrances.  No Company is a sublessor of, or has assigned any lease covering, any item of Leased Real Property.  Leasing commissions or other brokerage fees due from or payable by any Company with respect to any Lease have been paid in full.

(c)

The Owned Real Property and the Leased Real Property (collectively, the “Real Property”) constitute all interests in real property currently used in connection with the businesses of the Companies.  The Real Property is not subject to any rights of way, building use restrictions, title exceptions, variances, reservations or limitations of any kind or nature, except (22) those that in the aggregate do not impair the current use, occupancy, value or marketability of title to the Real Property, (23) as set forth in Schedule 4.12(c) and (24) with respect to each item of Leased Real Property, as set forth in the Lease relating to such item.  All buildings, plants, structures and other improvements owned or used by any Company lie wholly within the boundaries of the Real Property and do not encroach upon the property, or otherwise conflict with the property rights, of any other Person.  Except as set forth in Schedule 4.12(c), the Real Property complies with all Laws, including zoning requirements, and no Company has received any notifications from any Governmental Body or insurance company recommending improvements to the Real Property or any other actions relative to the Real Property.  The Target has delivered to the Buyer a copy of each deed and other instrument (as recorded) by which any Company acquired any Real Property and a copy of each title insurance policy, opinion, abstract, survey and appraisal relating to any Real Property.  No Company is a party to or bound by any Contract (including any option) for the purchase or sale of any real estate interest or any Contract for the lease to or from any Company of any real estate interest not currently in possession of any Company.

4.13

Contracts

.

(a)

Schedule 4.13 lists the following Contracts to which any Company is a party or by which any Company is bound or to which any asset of any Company is subject or under which any Company has any rights or the performance of which is guaranteed by any Company (collectively, with the Leases, Licenses and Insurance Policies, the ”Material Contracts”): (25) each Contract (or series of related Contracts) that involves delivery or receipt of products or services of an amount or value in excess of $5,000 or that involves expenditures or receipts in excess of $5,000; (26) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year), including each Lease and License; (27) each licensing agreement or other Contract with respect to Intellectual Property, including any agreement with any current or former employee, consultant or contractor regarding the appropriation or non-disclosure of any Intellectual Property; (28) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees; (29) each joint venture, partnership or Contract involving a sharing of profits, losses, costs or Liabilities with any other Person; (30) each Contract containing any covenant that purports to restrict the business activity of any Company or limit the freedom of any Company to engage in any line of business or to compete with any Person; (31) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods; (32) each power of attorney; (33) each Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by any Company to be responsible for consequential, incidental or punitive damages; (34) each Contract (or series of related Contracts) for capital expenditures in excess of $5,000; (35) each written warranty, guaranty or other similar undertaking with respect to contractual performance other than in the ordinary course of business; (36) each Contract for Indebtedness; (37) each employment or consulting Contract; (38) each Contract to which any Seller or any Related Person of any Seller or of any Company is a party or otherwise has any rights, obligations or interests; and (39) each Contract not terminable without penalty on less than one month notice.

(b)

The Target has delivered to the Buyer a correct and complete copy of each written Material Contract and a written summary setting forth the terms and conditions of each other Material Contract.  Each Material Contract, with respect to the Companies, is legal, valid, binding, enforceable, in full force and effect and will continue to be so on identical terms following the Closing Date.  Each Material Contract, with respect to the other parties to such Material Contract, to the Knowledge of any Company, is legal, valid, binding, enforceable, in full force and effect and will continue to be so on identical terms following the Closing Date.  No Company is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under any Material Contract.  To the Knowledge of any Company, no other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under any Material Contract.  No party to any Material Contract has repudiated any provision of any Material Contract.

4.14

Intellectual Property

.

(a)

Each Company owns or has the right to use all Intellectual Property necessary or prudent for the operation of the business of such Company as presently conducted.  Each item of Intellectual Property owned, licensed or used by any Company immediately prior to the Closing will be owned, licensed or available for use by such Company on identical terms and conditions immediately following the Closing.  Each Company has taken all necessary and prudent action to maintain and protect each item of Intellectual Property that it owns, licenses or uses.  Each item of Intellectual Property owned, licensed or used by any Company is valid and enforceable and otherwise fully complies with all Laws applicable to the enforceability thereof.

(b)

No Company has violated or infringed upon or otherwise come into conflict with any Intellectual Property of third parties, and no Company has received any notice alleging any such violation, infringement or other conflict.  To the Knowledge of any Company, no third party has infringed upon or otherwise come into conflict with any Intellectual Property of any Company.

(c)

Schedule 4.14(c) identifies each patent or registration (including copyright, trademark and servicemark) that has been issued to any Company (whether active and in force or abandoned, lapsed, canceled or expired) with respect to any of its Intellectual Property, identifies each patent application or application for registration (whether pending, abandoned, lapsed, canceled or expired) that any Company has made with respect to any of its Intellectual Property, and identifies each license, agreement or other permission that any Company has granted to any third party (whether active and in force or terminated, canceled or expired) with respect to any of its Intellectual Property.  The Target has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (or, if oral, written summaries thereof) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.  Schedule 4.14(c) also identifies each trade name or unregistered trademark or service mark owned by any Company and each proprietary manufacturing process.  With respect to each item of Intellectual Property required to be identified in Schedule 4.14(c) and except as expressly set forth on Schedule 4.14(c):  (40) the Companies possess all right, title and interest in and to the item, free and clear of any Encumbrance; (41) the item is not subject to any Order; (i) no Proceeding is pending or, to the Knowledge of any Company, is threatened or anticipated that challenges the legality, validity, enforceability, use or ownership of the item; and (42) no Company has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

(d)

Schedule 4.14(d) identifies each item of Intellectual Property that any Person other than a Company owns and that any Company uses pursuant to license, agreement or permission (a “License”).  With respect to each item of Intellectual Property required to be identified in Schedule 4.14(d):  (43) to the Knowledge of any Company, such item is not subject to any Order; (i) to the Knowledge of any Company, no Proceeding is pending or is threatened or anticipated that challenges the legality, validity or enforceability of such item; and (ii) no Company has granted any sublicense or similar right with respect to the License relating to such item.

4.15

Tax

.

(a)

Each Company has timely filed with the appropriate Governmental Body all Tax Returns that such Company is required to have filed.  All Tax Returns filed by each Company are true, correct and complete in all respects.  All Taxes owed (or to be remitted) by any Company (whether or not shown on any Tax Return) have been paid to the proper Governmental Body.  No claim has been made by any Governmental Body in a jurisdiction where any Company does not file Tax Returns that such Company is or may be subject to the payment, collection or remittance of any Tax of that jurisdiction or is otherwise subject to taxation by that jurisdiction.  There are no Encumbrances on any of the assets of the Companies that arose in connection with, or otherwise relate to, any failure (or alleged failure) to pay any Tax.  Schedule 4.5 (44) contains a list of all states, territories and other jurisdictions (whether domestic or foreign) in which any Company has filed a Tax Return at any time during the six-year period ending on the date hereof, (45) identifies those Tax Returns that have been audited, (46) identifies those Tax Returns that currently are the subject of audit, (47) lists all rulings and similar determinations with respect to Taxes requested or received by any Company or Seller relating to any Company, (48) identifies those Tax Returns that are due to be filed within 90 days after the date hereof and (49) contains a complete and accurate description of all material elections relating to Taxes that were made by or on behalf of any Company.  The Target has delivered or made available to the Buyer true, correct and complete copies of all Tax Returns filed by, and all examination reports, and statements of deficiencies assessed against or agreed to by, any Company during the six-year period ending on the date hereof.

(b)

Each Company has withheld or collected, and paid to the proper Governmental Body, all Taxes required to have been withheld or collected and remitted, and complied with all information reporting and back-up withholding requirements, and has maintained all required records with respect thereto, in connection with amounts paid or owing to any employee, customer, creditor, stockholder, independent contractor, or other third party.

(c)

There is no basis for any Governmental Body to, and no Seller or director or officer (or employee responsible for Tax matters) of any Company expects any Governmental Body to, assess any additional Taxes for any period for which Tax Returns have been filed.  There is no dispute or claim concerning any Liability for Taxes paid, collected or remitted by any Company either (50) claimed or raised by any Governmental Body in writing or (51) as to which any Seller or Company has Knowledge.

(d)

No Company has waived any statute or period of limitations with respect to any Tax or agreed, or been requested by any Governmental Body to agree, to any extension of time with respect to any Tax.  No extension of time within which to file any Tax Return of any Company has been requested, granted or currently is in effect.

(e)

No Company has filed a consent under Code § 341(f), as in effect prior to the Jobs and Growth Tax Reconciliation Act of 2003, concerning collapsible corporations.  No Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code § 280G or Code § 162(m).  No Company has been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii).  Each Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662. No Company is a party to any Tax allocation, sharing, reimbursement or similar agreement.  No Company has been a member of any “affiliated group” as defined in Code § 1504(a) (or any similar group defined under a similar provision of state, local or foreign Law) filing a consolidated federal, state, local or foreign income Tax Return (other than a group the common parent of which was the Target).  No Company has any Liability for Taxes of any Person (other than any Company) under Treasury Regulation § 1.1502-6 (or any similar provision of any other Law), as a transferee or successor, by Contract, or otherwise.  No Company has participated in an international boycott within the meaning of Code § 999.  No Company has agreed, or is required to make, any adjustments under Code § 481(a) by reason of a change in method of accounting or otherwise.  No asset of any Company (52) is property required to be treated as being owned by another Person pursuant to the provisions of § 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or (53) constitutes “tax-exempt use property” or “tax-exempt bond financed property” within the meaning of Code § 168.  No Company has been a “distributing company” within the meaning of Code § 355(c)(2) with respect to a transaction described in Code § 355 within the six-year period ending on the date hereof.  No Company has made, or is bound by, any election under Code § 197 or 1361.

(f)

The unpaid Taxes of the Companies (54) did not, as of the Interim Balance Sheet Date, exceed the reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) and (55) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies in filing their Tax Returns.

(g)

No Company has, directly or indirectly, participated in any transaction (including, the transactions contemplated by this Agreement) that would constitute (56) a “reportable transaction” or “listed transaction” as defined in Treasury Regulation § 1.6011-4 or (57) a “tax shelter” as defined in Code § 6111 and the Treasury Regulations thereunder.

(h)

The execution and delivery of this Agreement and the performance of the Transactions will not cause the Buyer or any Company to have any Liability for any Tax.

4.16

Legal Compliance

.  Except as set forth on Schedule 4.16xv), each Company is, and since its incorporation has been, in compliance in all material respects with all applicable Laws and Permits.  Except as set forth on Schedule 4.16(a), no Proceeding is pending, nor has been filed or commenced, against any Company alleging any failure to comply with any applicable Law or Permit.  No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any Company of any Law or Permit.  No Company has received any notice or other communication from any Person regarding any actual, alleged or potential violation by any Company of any Law or Permit or any cancellation, termination or failure to renew any Permit held by any Company.  Schedule 4.16xvi) contains a complete and accurate list of each Permit held by any Company or that otherwise relates to the business of, or any asset owned or used by, any Company.  Each listed Permit is valid and in full force and effect.  Each listed Permit is renewable for no more than a nominal fee and, to the Knowledge of any Company, there is no reason why such Permit will not be renewed.  The Permits listed on Schedule 4.16(b) constitute all of the Permits necessary to allow each Company to lawfully conduct and operate its businesses as currently conducted and operated and to own and use its assets as currently owned and used.

4.17

Litigation

.  There is no Proceeding pending or, to the Knowledge of any Company, threatened or anticipated relating to or affecting xvii) any Company or its businesses or any asset owned or used by it or xviii) the Transactions.  To the Knowledge of any Company, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.  Also, there is no outstanding Order to which any Company or any asset owned or used by it is subject.

4.18

Product and Service Warranties

.  Each product manufactured, sold, leased or delivered and each service provided by any Company has been in conformity with all applicable contractual commitments and all express and implied warranties.  No Company has had any Liability (and there is no basis for any present or future Proceeding against any Company that could give rise to any Liability) for replacement or repair of any such product or service or other damages in connection therewith, subject only to any reserve for warranty claims set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time in accordance with the past custom and practice of the Companies.  No product manufactured, sold, leased or delivered or any service provided by any Company is subject to any guaranty, warranty or indemnity beyond the applicable standard terms and conditions of sale or lease.  Attached to Schedule 4.18 are copies of the standard terms and conditions of sale or lease for each of the Companies (containing applicable guaranty, warranty and indemnity provisions, products and/or services).  No Company has had any Liability (and there is no basis for any present or future Proceeding against any Company that could give rise to any Liability) arising out of any injury to any individual or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered or any service provided by any Company.

4.19

Environmental

.  Except as set forth on Schedule 4.19, each Company has complied and is in compliance with all Environmental Laws.  Each Company has obtained and complied with, and is in compliance with, all Permits that are required pursuant to any Environmental Law for the occupation of its facilities and the operation of its businesses.  All such required Permits are set forth on Schedule 4.16(b).  No Company has received any written or oral notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under any Environmental Law.  Except as set forth on Schedule 4.19, none of the following exists at any property or facility currently owned or operated by any Company and none of the following existed at any property or facility previously owned or operated by any Company at or before the time the Company ceased to own or operate such property or facility:  xix) underground storage tanks, xx) asbestos-containing material in any form or condition, xxi) materials or equipment containing polychlorinated biphenyls, or xxii) landfills, surface impoundments or disposal areas.  No Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Substance) in a manner that has given or would give rise to any Liability, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental Law.  Neither this Agreement nor the Transactions will result in any Liability for site investigation or cleanup, or notification to or Consent of any Person, pursuant to any “transaction-triggered” or “responsible property transfer” Environmental Laws.  No Company has, either expressly or by operation of law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental Law.  No facts, events or conditions relating to the past or present facilities, properties or operations of any Company will prevent, hinder or limit continued compliance with any Environmental Law, give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental Law, or give rise to any other Liabilities pursuant to any Environmental Law, including any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

4.20

Employees

.  Schedule 4.20 sets forth the name, job title, current rate of direct compensation, date of commencement of employment, any change in compensation since January 1, 2006 and sick and vacation leave that is accrued and unused with respect to each Active Employee whose rate of direct compensation (including wages, salaries and actual or anticipated bonuses), plus the annual value of other benefits not made available to the applicable Company’s other employees generally, either exceeded $10,000 during the previous calendar year or is reasonably likely to exceed $10,000 during the current calendar year (determined, for such purposes, without regard to the Transactions).  No Company is or has been a party to or bound by any collective bargaining agreement.  No Company has experienced any strike, slowdown, picketing, work stoppage, employee grievance process, claim of unfair labor practice or other collective bargaining dispute.  There is no lockout of any employees by any Company, and no such action is contemplated by any Company.  No Company has committed any unfair labor practice.  To the Knowledge of any Company, xxiii) no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute and xxiv) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any Company.  To the Knowledge of any Company, no employee, officer or director of any Company is a party to or bound by any agreement that (58) could adversely affect the performance of his or her duties as an employee, officer or director other than for the benefit of the Companies, (59) could adversely affect the ability of any Company to conduct its businesses, (60) restricts or limits in any way the scope or type of work in which he or she may be engaged other than for the benefit of the Companies or (61) requires him or her to transfer, assign or disclose information concerning his or her work to anyone other than any Company.  To the Knowledge of any Company, no employee of any Company has any plans to terminate employment with any Company.

4.21

Employee Benefits

.

(a)

Schedule 4.21 lists each Employee Benefit Plan that any Company maintains or to which any Company contributes, has any obligation to contribute or has any other Liability.

(i)

Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code and other applicable Laws.

(ii)

All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1s and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan.  The requirements of COBRA have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(iii)

All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Companies.  All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(iv)

Each such Employee Benefit Plan that is an Employee Pension Benefit Plan meets the requirements of a “qualified plan” under Code § 401(a), has received a favorable determination letter from the IRS that it is such a “qualified plan,” and, to the Knowledge of any Company, there are no facts or circumstances that could result in the revocation of such determination letter.

(v)

The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating under the standard termination procedures of ERISA § 4041 on the date for determination.

(vi)

No Company has any commitment, intention or understanding to modify or terminate any such Employee Benefit Plan.

(vii)

The execution of the Transaction Documents and the performance of the Transactions will not constitute a triggering event under any such Employee Benefit Plan that (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, “parachute payment” (as defined in Code § 280G), acceleration, vesting or increase in benefits to any employee, former employee or director of any Company.

(viii)

The Target has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the Form 5500 Annual Reports and non-discrimination testing results for the two most recent plan years, and all related trust agreements, insurance contracts and other funding agreements that implement each such Employee Benefit Plan.

(b)

With respect to each Employee Benefit Plan that any Company (or any entity treated as a single employer with any Company for purposes of Code § 414) maintains or has maintained or to which any of them contributes, has contributed, or has been required to contribute or had any Liability:

(i)

No such Employee Benefit Plan that is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a “reportable event” (as defined in ERISA § 4043) as to which notices would be required to be filed with the PBGC.  No Proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been commenced or, to the Knowledge of any Company, is threatened or anticipated.

(ii)

There has been no “prohibited transaction” (as defined in ERISA § 406 or Code § 4975) with respect to any such Employee Benefit Plan.  No “fiduciary” (as defined in ERISA § 3(21)) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan.  No Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any Company, threatened or anticipated.  To the Knowledge of any Company, there is no basis for any such Proceeding.  There are no pending, or to the Knowledge of any Company, threatened or anticipated claims with respect to any such Employee Benefit Plan other than routine claims for benefits.

(iii)

No Company has incurred and, to the Knowledge of any Company, no Company is reasonably likely to incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA § 4201) or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

(c)

No Company or any other member of the “controlled group” (as defined in Code § 1563) that includes any Company contributes, has contributed, has been required to contribute, or as a result of the Transactions will be required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA § 4201) under any Multiemployer Plan.  No Company maintains or has maintained or contributes, has contributed, has been required to contribute, or as a result of the Transactions will be required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with COBRA).

(d)

4.22

Customers and Suppliers

.  With respect to the fiscal year most recently completed prior to the date hereof and the seven months ended July 31, 2007, Schedule 4.22 lists xxv) the ten largest (by dollar volume) customers of each Company during such periods (showing the dollar volume for each) and xxvi) the ten largest (by dollar volume) suppliers of each Company during such periods (showing the dollar volume for each).  Since the Interim Balance Sheet Date, no customer or supplier listed on Schedule 4.22 has notified any Company of a likely decrease in the volume of purchases from or sales to the Companies, or a decrease in the price that any such customer is willing to pay for products or services of the Companies, or an increase in the price that any such supplier will charge for products or services sold to the Companies, or of the bankruptcy or liquidation of any such customer or supplier.

4.23

Transactions with Related Persons

.  Except as set forth in Schedule 4.23, for the past five years, neither any shareholder, officer, director or employee of any Company nor any Related Person of any the foregoing has xxvii) owned any interest in any asset used in the business of any Company, xxviii) been involved in any business or transaction with any Company or xxix) engaged in competition with any Company.  Except as set forth in Schedule 4.23, neither any shareholder, officer, director or employee of any Company nor any Related Person of any of the foregoing (62) is a party to any Contract with, or has any claim or right against, any Company or (63) has any Indebtedness owing to any Company.  Except as set forth in Schedule 4.23, no Company (b) has any claim or right against any shareholder, officer, director or employee of any Company or any Related Person of any of the foregoing or (c) has any Indebtedness owing to any shareholder, officer, director or employee of any Company or any Related Person of any of the foregoing.

4.24

Capital Expenditures

.  Attached to Schedule 4.24 are xxx) a list of each Company’s capital expenditures in excess of $5,000 for each Company’s prior fiscal year and the current fiscal year through the Interim Balance Sheet Date and xxxi) each Company’s budget for capital expenditures for its current fiscal year and the following fiscal year.  Except as set forth on Schedule 4.24, there are no capital expenditures that any Company currently plans to make or anticipates will need to be made during its current fiscal year or the following fiscal year in order to comply with existing Laws or to continue operating the business of such Company following the Closing in the manner currently conducted by such Company.  No Company has foregone or otherwise materially altered any planned capital expenditure as a result of the Sellers’ or the Target’s decisions to enter into the Transactions or otherwise sell or dispose of the business of any Company.

4.25

Insurance

.  Schedule 4.25 sets forth the following information with respect to each insurance policy (collectively, the “Insurance Policies”) to which any Company is a party, a named insured, covered or otherwise the beneficiary of coverage:  the name of the insurer, the policy number, the name of the policyholder, the period of coverage, and the amount of coverage.  The Target has delivered to the Buyer true and complete copies of each Insurance Policy and each pending application of any Company for any insurance policy.  All premiums relating to the Insurance Policies have been timely paid.  Schedule 4.25 describes any self-insurance arrangements affecting any Company.  Each Company has been covered during the past ten years or such lesser period that it has been in business by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period and in compliance with all applicable laws.  The Companies are in compliance with all obligations relating to insurance created by Law or any Contract to which any Company is a party.  The Companies have delivered or made available to the Buyer copies of loss runs and outstanding claims as of a recent date with respect to each Insurance Policy.

4.26

No Brokers’ Fees

.  No Company has any Liability for any fee, commission or payment to any broker, finder, consultant or agent with respect to the Transactions, except for the persons named in Section 2.2.

4.27

Disclosure

.  To the Knowledge of any Company, there is no impending change in any Company’s business, competitors, relations with employees, suppliers or customers, or in any Laws affecting any Company’s businesses that xxxii) has not been disclosed in the Schedules to the representations and warranties in this Article IV and xxxiii) has resulted in or is reasonably likely to result in any Material Adverse Effect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER

The Buyer represents and warrants to the Sellers as follows:

5.1

Organization and Authority

.  The Buyer is a newly formed corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  The Buyer has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party and the performance by the Buyer of the Transactions have been duly approved by all requisite corporate action of the Buyer.  This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with the terms of this Agreement.  Upon the execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party, such Transaction Document will constitute the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with the terms of such Transaction Document.

5.2

No Conflicts

.  Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time:  xxxiv) violate any Law to which the Buyer is subject; xxxv) violate any Organizational Document of the Buyer; or xxxvi) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which the Buyer is a party or by which the Buyer is bound or the performance of which is guaranteed by the Buyer.  Other than HSR Act filings to the extent applicable, the Buyer need not notify, make any filing with, or obtain any Consent of, any Person in order to perform the Transactions.

5.3

Litigation

.  There is no Proceeding pending or, to the Knowledge of the Buyer, threatened or anticipated against the Buyer relating to or affecting the Transactions.

5.4

No Brokers’ Fees

.  The Buyer has no Liability for any fee, commission or payment to any broker, finder or agent with respect to the Transactions for which any Seller could be liable.

5.5

Investment Intent

.  The Buyer is acquiring the Sellers’ Capital Stock purchased hereunder for its own account and not with a view to distribution of such Shares in violation of the Securities Act.

5.6

Share Ownership.  Immediately prior to the date hereof, all of the issued and outstanding shares of the common stock of Buyer and outstanding options, warrants and convertible notes are as described in Schedule 5.6.

ARTICLE VI
PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the date hereof and the Closing.

6.1

Best Efforts

.  Each Party will use its best efforts to take all actions necessary, proper or advisable in order to perform the Transactions (including satisfaction, but not waiver, of the closing conditions set forth in Article VII).

6.2

Approvals and Consents

.  As promptly as practicable after the date hereof, each Party will, and the Sellers and the Target will cause each Company to, make all filings required by Law to be made by them in order to perform the Transactions contemplated to be performed on or before the Closing Date, including all applicable HSR Act filings.  Each Party will, and the Sellers and the Target will cause each Company to, cooperate with the other Parties and their respective Representatives with respect to all filings that such other Parties make in connection with the Transactions. As promptly as practicable after the date hereof, the Sellers and the Target will cause each Company to solicit all required board, stockholder and other applicable consents. The Sellers and the Target will cause each Company to use its best efforts (at the Target’s expense), and the Buyer will cooperate in all reasonable respects with the Sellers and the Companies, to obtain all such Consents; provided, however, that such cooperation will not include any requirement to pay any consideration, to agree to any undertaking or modification to a Contract or Permit or to offer or grant any financial accommodation not required by the terms of such Contract or Permit.

6.3

Operation of Business

.  The Sellers and the Target will, and will cause each Company to:  xxxvii) conduct the business of each Company only in the ordinary course of business; xxxviii) use their best efforts to maintain the businesses, properties, physical facilities and operations of each Company, preserve intact the current business organization of each Company, keep available the services of the current officers, employees and agents of each Company, and maintain the relations and goodwill with suppliers, customers, lessors, licensors, lenders, creditors, employees, agents and others having business relationships with any Company; xxxix) confer with the Buyer concerning matters of a material nature to any Company; xl) confer with the Buyer with respect to, and provide the Buyer with copies of, Tax Returns before filing and refrain from making any material new election with respect to Taxes; and xli) deliver to the Buyer monthly financial statements of the Companies as they become available to the Target and otherwise report periodically to the Buyer concerning the status of the businesses, operations and finances of each Company.  The Sellers and the Target will not, and will cause each Company not to, engage in any practice, take any action, fail to take any action, or enter into any transaction as a result of which any change or event listed in Section 4.6 is likely to or does occur.

6.4

Full Access

.  The Sellers and the Target will, and will cause each Company and its Representatives to, xlii) permit the Buyer and its Representatives to have full access to all premises, properties, personnel (including the opportunity to discuss the affairs of the Companies with such personnel), books, records, Contracts, documents and data of or pertaining to each Company, xliii) furnish the Buyer and its Representatives with copies of all such books, records, Tax Returns, Contracts, documents and data as the Buyer may reasonably request, xliv) furnish the Buyer and its Representatives with such additional financial, operating, and other data and information (including compilations and analyses thereof) as the Buyer may reasonably request and xlv) afford the Buyer and its Representatives full access to perform appropriate environmental inspections on all Real Property.  Notwithstanding the foregoing, neither Sellers nor the Company shall be obligated to provide to Buyer nor its Buyer’s Representatives nor shall Buyer nor Buyer’s Representatives be entitle to receive any additional information regarding the Technology prior to the conclusion of the Closing.

6.5

Notice of Developments

.  The Sellers and the Target will immediately notify the Buyer in writing of xlvi) any fact or condition existing prior to or on the date hereof that constitutes a breach of any representation or warranty of any Seller or the Target in this Agreement and xlvii) any fact or condition developing after the date hereof that would constitute a breach of any representation or warranty of any Seller or the Target in this Agreement if such representation or warranty were made on the date of the occurrence or discovery of such fact or condition.

6.6

Exclusivity

.  Each Seller and the Target agrees that it will not, and will cause its Representatives, each Company, and each Company’s Representatives not to, directly or indirectly:  xlviii) solicit, initiate or encourage any inquiry, proposal, offer or contact from any Person (other than the Buyer and its Affiliates and Representatives) relating to any transaction involving the sale of any equity interest or assets (other than the sale of Inventory in the ordinary course of business) of any Company or any acquisition, divestiture, merger, share exchange, consolidation, business combination, recapitalization, redemption, financing or similar transaction involving any Company (in each case, an “Acquisition Proposal”); or xlix) participate in any discussion or negotiation regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any Acquisition Proposal.  If any Person makes an Acquisition Proposal, the Sellers and the Target will immediately notify the Buyer of such Acquisition Proposal and all related details.  Each Seller agrees not to vote its Shares in favor of any transaction associated with an Acquisition Proposal.

6.7

Confidentiality, Press Releases and Public Announcements

.  Each Party will, and will cause its respective Representatives to, and the Sellers and the Target will cause each Company and its Representatives to, maintain in confidence all information received from another Party, a Company or a Representative of another Party or a Company in connection with this Agreement or the Transactions (including the existence and terms of this Agreement and the Transactions) and use such information solely to evaluate the Transactions, unless l) such information is already known to the receiving Party or its Representatives, li) such information is subsequently disclosed to the receiving Party or its Representatives by a third party that, to the Knowledge of the receiving Party, is not bound by a duty of confidentiality, lii) such information becomes publicly available through no fault of the receiving Party, liii) the receiving Party in good faith believes that the use of such information is necessary or appropriate in making any filing or obtaining any Consent required for the performance of the Transactions (in which case the receiving Party will use its best efforts to advise the other Parties prior to making the disclosure) or liv) the receiving Party in good faith believes that the furnishing or use of such information is required by or necessary or appropriate in connection with any Proceeding, Law or any listing or trading agreement concerning its publicly-traded securities (in which case the receiving Party will use its best efforts to advise the other Parties prior to making the disclosure).  No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Selling Shareholders’ Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by Law or any listing or trading agreement concerning its publicly-traded securities (in which case such Party will use its best efforts to advise the other Parties prior to making the disclosure).  The Sellers and the Buyer will consult with each other concerning the means by which any employee, customer or supplier of any Company or any other Person having any business relationship with any Company will be informed of the Transactions, and the Buyer will have the right to be present for any such communication.

6.8

Closing Balance Sheet.  No later than three Business Days prior to the Closing Date, the Selling Shareholders’ Representative will deliver to the Buyer a good faith, written estimate of the (“Closing Balance Sheet”), together with supporting work papers and any other related documentation requested by the Buyer.

ARTICLE VII
CLOSING CONDITIONS

7.1

Conditions to the Buyer’s Obligations

.  The Buyer’s obligation to perform the Transactions contemplated to be performed on or before the Closing Date is subject to satisfaction, or written waiver by the Buyer, of each of the following conditions:

(a)

(64) all of the representations and warranties of each Seller in Article III must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date, (65) each Seller must have performed and complied with all of its covenants and agreements in this Agreement to be performed prior to or at the Closing and (66) each Seller must deliver to the Buyer at the Closing a certificate, in form and substance reasonably satisfactory to the Buyer, confirming satisfaction, with respect to such Seller, of the conditions in clauses (i) and (ii) above; provided, however, that such certificate, for purposes of the obligations under Article X, will certify that all of the representations and warranties of such Seller in Article III are accurate in all respects as if made on the Closing Date;

(b)

(67) all of the representations and warranties of the Target and the Sellers in this Agreement (other than Article III) must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date, except in each case to the extent any such representation or warranty contains a materiality qualification, in which case such representation or warranty must have been and must be accurate in all respects, (68)  the Target must have performed and complied with all of its covenants and agreements in this Agreement to be performed prior to or at the Closing and (69) the Sellers must deliver to the Buyer at the Closing a certificate, in form and substance reasonably satisfactory to the Buyer, confirming satisfaction of the conditions in clauses (i) and (ii) above and in Sections 7.1(e) and 7.1(h); provided, however, that such certificate, for purposes of the obligations under Article X, will certify that all of the representations and warranties of the Target in this Agreement (other than Article III) are accurate in all respects as if made on the Closing Date;

(c)

each of the following documents must have been delivered to the Buyer and dated as of the Closing Date (unless otherwise indicated):

(i)

An assignment of Sellers’ Capital Stock Certificates executed by each Seller and dated as of the Closing Date evidencing the sale of Sellers’ Capital Stock being sold by each Seller to Buyer in form and substance reasonably satisfactory to the Buyer, with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to the Buyer;

(ii)

the minute books and capital ledger of each Company;

(iii)

the Non-Compete Agreements, executed by each Seller and the Employment Agreements of each of Anthony Andary, Terry L. Ball, Bryce Clark and Greg Brower , executed by the Target or a Company, as applicable.

;

(iv)

copies of the original Shareholder Loan Agreements with each of Andary, Ball and Clark so that the shareholder loans become due and payable in accordance with their present terms. Also signed agreements by the holders of Expense Shares to subject them to the Holdback provisions  contained herin as to their Expense Shares and to make the same representations and warranties as to investment intent as set forth in section 3.6 and section 3.7.

(v)

unless otherwise agreed to by Buyers, signed resignations of each officer and director of each  Company, in form and substance reasonably satisfactory to the Buyer;

(vi)

executed releases from each Seller and each officer and each director of each Company, in form and substance reasonably satisfactory to the Buyer, except for those obligations of Target (including SShareholder Loans) to be retained by Target after Closing;

(vii)

upon request of Buyer, payoff letters with respect to the National City Bank Funded Debt, dated as of the Closing Date or within a reasonable time prior to the Closing Date, and all documentation necessary or desirable to obtain releases of all Encumbrances related to the Funded Debt, including appropriate UCC termination statements, in each case in form and substance reasonably satisfactory to the Buyer;

(viii)

a certificate of the secretary of each Company, in form and substance reasonably satisfactory to the Buyer, certifying that (d) attached thereto is a true, correct and complete copy of (iii) the articles or certificate of incorporation of such Company certified as of a recent date by the Secretary of State of such Company’s state of incorporation and the bylaws of such Company, (iv) to the extent applicable, resolutions duly adopted by the board of directors and stockholders of such Company authorizing the performance of the Transactions and the execution and delivery of the Transaction Documents to which it is a party and (v) a certificate of existence or good standing as of a recent date of such Company from such Company’s state of incorporation and a certificate of existence or good standing as of a recent date of such Company from each state in which it is qualified to conduct business, (e) the resolutions referenced in subsection (A)(2) are still in effect and (f)  nothing has occurred since the date of the issuance of the certificate(s) referenced in subsection (A)(3) that would adversely affect such Company’s existence or good standing in any such jurisdiction;

(ix)

all consents to the Transactions shall be obtained by the Sellers in form and substance reasonably satisfactory to the Buyer;

(x)

a certification of each Seller’s non-foreign status as set forth in Treasury Regulation § 1445-2(b);

(xi)

such other documents as the Buyer may reasonably request for the purpose of (g) evidencing the accuracy of the Sellers’ and the Target’s representations and warranties, (h) evidencing the Sellers’ and the Target’s performance of, and compliance with, any covenant or agreement required to be performed or complied with by the Sellers and the Target, (i) evidencing the satisfaction of any condition referred to in this Section 7.1 or (j) otherwise facilitating the performance of the Transactions.

(d)

all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or otherwise been terminated and each Board of Director and Stockholder Consent must have been obtained, delivered to the Buyer and be in full force and effect in a form approved by the Buyer;

(e)

since the date hereof, there must not have been an event that has caused a Material Adverse Effect or could reasonably be expected to result in a Material Adverse Effect;

(f)

there must not be any Proceeding pending or threatened against the Buyer or any of its Affiliates that (i) challenges or seeks damages or other relief in connection with any of the Transactions or (ii) may have the effect of preventing, delaying, making illegal or interfering with any of the Transactions;

(g)

the performance of the Transactions must not, directly or indirectly, with or without notice or lapse of time, violate any Law; and

(h)

all Indebtedness owed to any Company by any Seller or any Related Person of any Seller must have been paid in full by such Person.

7.2

Conditions to the Sellers’ Obligations

.  The Sellers’ obligations to perform the Transactions contemplated to be performed on or before the Closing Date are subject to satisfaction, or written waiver by the Selling Shareholders’ Representative, of the following conditions:

(a)

(i)

all of the representations and warranties of the Buyer in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date, (ii) the Buyer must have performed and complied with all of its covenants and agreements in this Agreement to be performed prior to or at the Closing, and (iii) the Buyer must deliver to the Selling Shareholders’ Representative at the Closing a certificate, in form and substance reasonably satisfactory to the Selling Shareholders’ Representative, confirming satisfaction of the conditions in clauses (i) and (ii) above; provided, however, that such certificate, for purposes of the obligations under Article X, will certify that all of the representations and warranties of the Buyer in this Agreement are accurate in all respects as if made on the Closing Date;

(b)

each of the following documents must have been delivered to the Selling Shareholders’ Representative:

(i)

the Employment Agreements of each of Anthony Andary, Terry L. Ball, Bryce Clark and Greg Brower , executed by the Target or a Company, as applicable.

.

(c)

all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or otherwise been terminated; and

(d)

the sale of the Sellers’ Capital Stock by the Sellers to the Buyer will not violate any Law.

ARTICLE VIII
TERMINATION

8.1

Termination Events

.  This Agreement may, by written notice given to the non-terminating Parties prior to the Closing, be terminated:

(a)

by (i) the Buyer, if any representation or warranty made by any Seller or the Target is inaccurate in any material respect or any Seller or the Target has breached any covenant or agreement in this Agreement in any material respect or (ii) the Selling Shareholders’ Representative, if any representation or warranty made by the Buyer is inaccurate in any material respect or the Buyer has breached any covenant or agreement in this Agreement in any material respect;

(b)

by (i) the Buyer, if any condition in Section 7.1 has not been satisfied or waived in writing by October 31, 2007 or if satisfaction of any such condition is or becomes impossible (in either case, for reasons other than the failure of the Buyer to comply with its obligations under this Agreement) or (ii) the Selling Shareholders’ Representative, if any condition in Section 7.2 has not been satisfied or waived in writing by October 31, 2007 or if satisfaction of any such condition is or becomes impossible (other than through the failure of any Seller or the Target to comply with such Party’s obligations under this Agreement); or

(c)

by mutual consent of the Buyer and the Selling Shareholders’ Representative.

8.2

Effect of Termination

.  If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties under this Agreement will terminate; provided, however, that the obligations in Section 6.7

(confidentiality) and Article XI (miscellaneous) will survive the termination.  Nothing in this Article VIII will release any Party from any Liability for any breach of any representation, warranty, covenant or agreement in this Agreement.

ARTICLE IX
POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing:

9.1

Litigation Support

.  If any Party is evaluating, pursuing, contesting or defending against any Proceeding in connection with (a) any Transaction or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Company, then upon the request of such party each other Party will cooperate with the requesting Party and its counsel in the evaluation, pursuit, contest or defense, make available its personnel, and provide such testimony and access to its books and records as may be necessary in connection therewith. The requesting Party will reimburse each other Party for its out-of-pocket expenses related to such cooperation (unless the requesting Party is entitled to indemnification therefor under Section 10.1 without regard to Section 10.4).

9.2

Transition

.  No Seller will take any action that is designed or intended to have the effect of discouraging any lessor, lessee, employee, Governmental Body, licensor, licensee, customer, supplier or other business associate of any Company from maintaining the same relationships with the Companies after the Closing as it maintained with the Companies prior to the Closing.  Each Seller will refer all inquiries relating to the businesses of the Companies to the Buyer from and after the Closing.

9.3

Confidentiality

.  Each Seller will, and will cause its Affiliates and Representatives to, maintain the confidentiality of the Confidential Information at all times, and will not, directly or indirectly, use any Confidential Information for its own benefit or for the benefit of any other Person or reveal or disclose any Confidential Information to any Person other than authorized Representatives of the Buyer, except in connection with this Agreement or with the prior written consent of the Buyer.  The covenants in this Section 9.3 will not apply to Confidential Information that (a) is or becomes available to the general public through no breach of this Agreement by such Seller or any of its Affiliates or Representatives or, to the Knowledge of such Seller, breach by any other Person of a duty of confidentiality to the Buyer or (b) such Seller is required to disclose by applicable Law; provided, however, that such Seller will notify the Buyer in writing of such required disclosure as much in advance as practicable in the circumstances and cooperate with the Buyer to limit the scope of such disclosure.  At any time that the Buyer may request, each Seller will, and will cause its Affiliates and Representatives to, turn over or return to the Buyer all Confidential Information in any form (including all copies and reproductions thereof) in their possession or control.

9.4

Payment of Expenses of the Company.  Promptly after the conclusion of the Closing, Buyer shall cause the Company to satisfy all of the obligations of the Company that remain outstanding as of the Closing Date.

ARTICLE X
INDEMNIFICATION

10.1

Indemnification by the Sellers

.  After the Closing and subject to the terms and conditions of this Article X:

(a)

Each Seller, severally and not jointly, will indemnify and hold harmless the Buyer, the Companies and their respective Affiliates (other than the Sellers) and Representatives (other than the Sellers) from, and pay and reimburse the Buyer, the Companies and their respective Affiliates (other than the Sellers) and Representatives (other than the Sellers) for, all Losses, directly or indirectly, relating to or arising from: (i) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by such Seller in Article III or in the Closing Balance Sheet as described in Section 6.8; (ii) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of the certificate delivered by such Seller pursuant to Section 7.1(a); or (iii) any breach of any covenant or agreement of such Seller in this Agreement.

(b)

The Sellers, jointly and severally, will indemnify and hold harmless the Buyer, the Companies and their respective Affiliates (other than the Sellers) and Representatives (other than the Sellers) from, and pay and reimburse the Buyer, the Companies and their respective Affiliates (other than the Sellers) and Representatives (other than the Sellers) for, all Losses, directly or indirectly, relating to or arising from: (70) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Sellers or the Target in this Agreement (other than in Article III); (71) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any certificate delivered pursuant to Section 7.1 (other than Section 7.1(a)); (72) any breach of any covenant or agreement of the Target in this Agreement; (73) any claim by any Seller or any Person claiming through or on behalf of such Seller arising out of or relating to any act or omission by the Buyer or any other Person in reliance upon instructions from or notices given by the Selling Shareholders’ Representative; or (74) any matter set forth on Schedule 10.1.

10.2

Indemnification by the Buyer

.  After the Closing, subject to the terms and conditions of this Article X, the Buyer will indemnify and hold harmless the Sellers from, and pay and reimburse the Sellers for, all Losses, directly or indirectly, relating to or arising from:  (a) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Buyer in this Agreement or pursuant to the certificate delivered by the Buyer pursuant to Section 7.2; or (b) any breach of any covenant or agreement of the Buyer in this Agreement.

10.3

Survival and Time Limitations

.  All representations, warranties, covenants and agreements of the Buyer and the Sellers in this Agreement or any other certificate or document delivered pursuant to this Agreement will survive the Closing.  All representations, warranties, covenants and agreements of the Target in this Agreement or any other certificate or document delivered pursuant to this Agreement will not survive the Closing.  If the Closing occurs, the Sellers will have no Liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement or any other certificate or document delivered pursuant to this Agreement, or any covenant or agreement in this Agreement to be performed and complied with prior to the Closing Date, unless the Buyer notifies the Selling Shareholders’ Representative of such a claim on or before the date two years after the Closing Date; provided, however, that (a) any claim relating to Section 4.19 (environmental) or 4.21 (employee benefits) may be made at any time until the date five years after the Closing Date, (b) any claim relating to Section 4.15 (taxes) may be made at any time until the date 90 days after the expiration of the applicable statute or period of limitations (including any extension of such statute or period of limitations) and (c) any claim relating to Article III (the Sellers) or Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts) or 4.8 (title to assets), fraud, or any covenant or agreement to be performed or complied with at or after the Closing may be made at any time without any time limitation.  If the Closing occurs, the Buyer will have no Liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement or any other certificate or document delivered pursuant to this Agreement, or any covenant or agreement in this Agreement to be performed and complied with prior to the Closing Date, unless the Selling Shareholders’ Representative notifies the Buyer of such a claim on or before the date three years after the Closing Date; provided, however, that any claim relating to fraud or any covenant or agreement to be performed or complied with at or after the Closing may be made at any time without any time limitation.  If the Buyer or the Selling Shareholders’ Representative, as applicable, provides proper notice of a claim within the applicable time period set forth above, liability for such claim will continue until such claim is resolved.

10.4

Limitations on Indemnification by the Sellers

.  The Sellers will have no Liability with respect to the matters described in Section 10.1(b)(i) until the total of all Losses with respect to such matters exceeds $15,000 (the “Basket”), at which point the Sellers will be obligated to indemnify for all Losses, to the extent the Losses exceed the amount of the Basket; provided, however, that any claim relating to Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts), 4.8 (title to assets), 4.10 (accounts receivable), 4.11 (inventory), 4.15 (taxes), 4.19 (environmental), 4.21 (employee benefits) or 4.26 (brokers) will not be subject to or counted towards the Basket.  This Section 10.4 will not apply to any fraudulent or intentional breach of any representation or warranty.

10.5

Claims Against the Companies

.  Following the Closing, the Sellers may not assert, directly or indirectly, and hereby waive, any claim, whether for indemnification, contribution, subrogation or otherwise, against any Company with respect to any act, omission, condition or event occurring or existing prior to or on the Closing Date or any obligation of the Sellers under Section 10.1.  Each Seller agrees not to make, directly or indirectly, and hereby waives, any claim for indemnification against any Company by reason of the fact that such Seller was a stockholder, director, officer, employee or agent of any Company or was serving at the request of any Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, Losses, expenses or otherwise and whether such claim is pursuant to any Law, Organizational Document, Contract or otherwise) with respect to any Proceeding brought by the Buyer or any Company against such Seller or any Affiliate thereof (whether such Proceeding is pursuant to this Agreement or otherwise).

10.6

Manner of Payment

.  The Buyer may set off any amount to which it or any Company may be entitled under this Article X against any amount otherwise payable by any Company, the Buyer or any of their respective Affiliates to any Seller.  The exercise of such set-off right in good faith will not constitute a breach or event of default under any Contract relating to any amount against which the set-off is applied.

10.7

Third-Party Claims

.

(a)

If a third party commences a lawsuit or arbitration (a “Third-Party Claim”) against any Person (the “Indemnified Party”) with respect to any matter that the Indemnified Party might make a claim for indemnification against any Party (the “Indemnifying Party”) under this Article X, then the Indemnified Party must notify the Indemnifying Party (or the  Selling Shareholders’ Representative, in the case of the Sellers) thereof in writing of the existence of such Third-Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to the Third-Party Claim; provided, however, that any failure to notify the Indemnifying Party or deliver copies will not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced by such failure.

(b)

Upon receipt of the notice described in Section (a), the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party so long as (75)  within ten days after receipt of such notice, the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party will, subject to the limitations of Section 10.4, indemnify the Indemnified Party from and against any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim, (76) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (77) the Indemnifying Party is not a party to the Proceeding or the Indemnified Party has determined in good faith that there would be no conflict of interest or other inappropriate matter associated with joint representation, (78) the Third-Party Claim does not involve, and is not likely to involve, any claim by any Governmental Body, (79) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (80) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, (81) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently and (82) the Indemnifying Party keeps the Indemnified Party apprised of all developments, including settlement offers, with respect to the Third-Party Claim and permits the Indemnified Party to participate in the defense of the Third-Party Claim.

(c)

So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 10.7(b), (83) the Indemnifying Party will not be responsible for any attorneys’ fees incurred by the Indemnified Party regarding the Third-Party Claim (other than attorneys’ fees incurred prior to the Indemnifying Party’s assumption of the defense pursuant to Section 10.7(b)) and (84) neither the Indemnified Party nor the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the other party, which consent will not be withheld unreasonably.  If the Indemnified Party desires to consent to the entry of judgment with respect to or to settle a Third-Party Claim but the Indemnifying Party refuses, then the Indemnifying Party will be responsible for all Losses with respect to such Third-Party Claim, without giving effect to the Basket.

(d)

If any condition in Section 10.7(b) is or becomes unsatisfied, (85) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (86) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically (but no less often than monthly) for the costs of defending against the Third-Party Claim, including attorneys’ fees and expenses, and (87) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim to the fullest extent provided in this Article X.

10.8

Other Indemnification Matters

.  Any claim for indemnification under this Article X must be asserted by providing written notice to the Selling Shareholders’ Representative (or the Buyer, in the case of a claim by any Seller) specifying the factual basis of the claim in reasonable detail to the extent then known by the Person asserting the claim.  All indemnification payments under this Article X will be deemed adjustments to the Purchase Price.  The right to indemnification will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the date hereof, with respect to any representation, warranty, covenant or agreement in this Agreement.  THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE X WILL BE ENFORCEABLE REGARDLESS OF WHETHER ANY PERSON ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR ITS AFFILIATES, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ITS AFFILIATES.  THE WAIVER OF ANY CONDITION BASED ON THE ACCURACY OF ANY REPRESENTATION OR WARRANTY, OR ON THE PERFORMANCE OF OR COMPLIANCE WITH ANY COVENANT OR AGREEMENT, WILL NOT AFFECT THE RIGHT TO INDEMNIFICATION, PAYMENT OF DAMAGES, OR OTHER REMEDY BASED ON ANY SUCH REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT.  If any Seller liquidates or dissolves at any time when any Liability of such Seller with respect to this Article X may thereafter arise or be determined, then at the time of such liquidation or dissolution, such Seller will cause its shareholders, members, partners or other equity holders or distributees of such Seller’s assets, as the case may be, to take such assets subject to such Liabilities ratably in proportion to the assets received; provided, however, that the failure on behalf of any Seller to comply with the covenant set forth in this sentence will in no way reduce such Seller’s obligations in this Agreement.

10.9

Exclusive Remedy

. After the Closing, this Article X will provide the exclusive legal remedy for the matters covered by this Article X, except for claims based upon fraud.  This Article X will not affect any remedy any Party may have under this Agreement prior to the Closing or upon termination of this Agreement or any equitable remedy available to any Party.

ARTICLE XI
TAX MATTERS

The following provisions will govern the allocation of responsibility as between the Buyer and the Sellers for certain tax matters following the Closing Date:

11.1

Tax Periods Ending on or Before the Closing Date

.  The Buyer will prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns for the Companies for all Tax periods ending on or prior to the Closing Date that are filed after the Closing Date. The Buyer will permit the Selling Shareholders’ Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Seller will reimburse the Buyer for Taxes of the Companies with respect to such periods within 15 days after payment by the Buyer or the Companies of such Taxes to the extent such Taxes are not reflected in the Closing Balance Sheet as a reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and taken into account in the Working Capital calculation.

11.2

Tax Periods Beginning Before and Ending After the Closing Date

.  The Buyer will prepare, or cause to be prepared, and file, or cause to be filed, any Tax Returns for the Companies for Tax periods that begin before the Closing Date and end after the Closing Date. The Buyer will permit the Selling Shareholders’ Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing.  The Sellers will pay to the Buyer within 15 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes that relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the Closing Balance Sheet as a reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and taken into account in the Working Capital calculation.  For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Taxable period ending on the Closing Date will lv) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to equal the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and lvi) in the case of any Tax based upon or related to income or receipts, be deemed to equal the amount that would be payable if the relevant Taxable period ended on the Closing Date.  Any credits relating to a Taxable period that begins before and ends after the Closing Date will be taken into account as though the relevant Taxable period ended on the Closing Date.  All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with prior practice of the Companies.

11.3

Cooperation on Tax Matters

.  The Buyer and the Sellers will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing and preparation of Tax Returns pursuant to this Article and any Proceeding related thereto.  Such cooperation will include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Buyer and the Sellers agree that the Companies will retain all books and records with respect to Tax matters pertinent to the Companies relating to any Taxable period beginning before the Closing Date until the expiration of the statute or period of limitations of the respective Taxable periods.  The Buyer and the Sellers further agree, upon the other party’s request, to provide the other party with all information that either party may be required to report pursuant to Code § 6043(c).

11.4

Certain Taxes

.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement or the Transactions will be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

ARTICLE XII
MISCELLANEOUS

12.1

Further Assurances

.  Each Party agrees to furnish upon request to any other Party such further information, to execute and deliver to any other Party such other documents, and to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of the Transaction Documents.

12.2

No Third-Party Beneficiaries

.  This Agreement does not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, as expressly set forth in this Agreement, any Indemnified Party.

12.3

Entire Agreement

.  The Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements (whether written or oral and whether express or implied) among any Parties to the extent related to the subject matter of the Transaction Documents (including any letter of intent or confidentiality agreement).

12.4

Successors and Assigns

.  This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No party may assign, delegate or otherwise transfer (whether by operation of law or otherwise) any of such party’s rights, interests or obligations in this Agreement without the prior written approval of the other party.

12.5

Counterparts

.  This Agreement may be executed by the Parties in multiple counterparts and shall be effective as of the date set forth above when each Party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party.  When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document.  Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

12.6

Notices

.  Any notice pursuant to this Agreement must be in writing and will be deemed effectively given to another Party on the earliest of the date lvii) three Business Days after such notice is sent by registered U.S. mail, return receipt requested, lviii) one Business Day after receipt of confirmation if such notice is sent by facsimile, lix) one Business Day after delivery of such notice into the custody and control of an overnight courier service for next day delivery, lx) one Business Day after delivery of such notice in person and lxi) such notice is received by that Party; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties):

If to the Selling Shareholders’ Representative or any Seller (or to the Target prior to the Closing):

Anthony Andary, as the Selling Shareholders’ Representative
Innovative Composites

1301 W. Easterday Avenue

Sault Ste. Marie, MI 49783

Fax:

Phone:

with a copy to Shareholders’ counsel and Selling Shareholders’ Representative counsel:

Bruce Kaye, JD/CPA, PLLC32000 Northwestern Highway, Suite 128

Farmington Hills, MI   48334

Fax:  206.888.4499

Phone: 248.406.0005

If to the Buyer:

BlastGard International, Inc.

2451 McMullen Booth Road, Ste. 207

Clearwater, FL 33759

Phone:  727-592-9400

Att: Michael J. Gordon

with a copy to Buyer’s counsel:

Morse & Morse, PLLC

1400 Old Country Road, Suite 302

Westbury, NY 11590

Fax:  516-487-1452

Phone:  516-487-1446

Attn:  Steven Morse, Esq.

12.7

JURISDICTION; SERVICE OF PROCESS

.  EACH PARTY ()  CONSENTS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN PINELLAS COUNTY, FLORIDA (AND ANY CORRESPONDING APPELLATE COURT) IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, () WAIVES ANY VENUE OR INCONVENIENT FORUM DEFENSE TO ANY PROCEEDING MAINTAINED IN SUCH COURTS AND () EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, AGREES NOT TO INITIATE ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT IN ANY OTHER COURT OR FORUM.  PROCESS IN ANY SUCH PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD. EACH SELLER IRREVOCABLY APPOINTS ANTHONY ANDARY AS SUCH SELLER’S AGENT IN THE STATE OF FLORIDA TO RECEIVE ON SUCH SELLER’S BEHALF SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY SUCH PROCEEDING.

12.8

Governing Law

.  This Agreement will be governed by the laws of the State of Florida without giving effect to any choice or conflict of law principles of any jurisdiction.

12.9

Amendments and Waivers

.  No amendment of any provision of this Agreement will be valid unless the amendment is in writing and signed by the Buyer and the Selling Shareholders’ Representative.  No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party (or the Selling Shareholders’ Representative, in the case of a waiver by any or all Sellers).  The failure of a Party at any time to require performance of any provision of this Agreement will not affect such Party’s rights at a later time to enforce such provision.  No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

12.10

Severability

.  Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.11

Expenses

.  The Target will bear all expenses incurred by any Company or any Representative of any Company in connection with the Transactions contemplated to be performed before or on the Closing Date and such expenses will have been paid or accrued by the Target prior to the Closing Date.  Each Seller will bear all expenses incurred by such Seller or any of its Representatives in connection with the Transactions contemplated to be performed before or on the Closing Date.  Except as otherwise expressly provided in this Agreement, the Buyer will bear all expenses incurred by the Buyer or any of its Representatives in connection with the Transactions contemplated to be performed on or before the Closing Date.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

12.12

Construction

.  The article and section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement.  Any reference in this Agreement to any Article or Section refers to the corresponding Article or Section of this Agreement.  Any reference in this Agreement to any Schedule or Exhibit refers to the corresponding Schedule or Exhibit attached to this Agreement and all such Schedules and Exhibits are incorporated herein by reference.  The word “including” in this Agreement means “including without limitation.”  This Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement.  Unless the context requires otherwise, any reference to any Law will be deemed also to refer to all amendments and successor provisions thereto and all rules and regulations promulgated thereunder, in each case as in effect as of the date hereof and the Closing Date.  All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP as in effect on the date hereof (unless another effective date is specified herein).  The word “or” in this Agreement is disjunctive but not necessarily exclusive.  All words in this Agreement will be construed to be of such gender or number as the circumstances require.  References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days.  In interpreting and enforcing this Agreement, each representation and warranty will be given independent significance of fact and will not be deemed superseded or modified by any other such representation or warranty.

12.13

Specific Performance

.  Each Party acknowledges that the other Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each Party agrees that the other Parties will be entitled to an injunction to prevent any breach of any provision of this Agreement and to enforce specifically any provision of this Agreement, in addition to any other remedy to which they may be entitled and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security.

12.14

Time Is of the Essence

.  Time is of the essence with respect to all time periods and dates set forth herein.

12.15

Selling Shareholders’ Representative

.

(a)

Each Seller, on behalf of such Seller and such Seller’s successors, heirs and permitted assigns, hereby appoints Anthony Andary as the“Selling Shareholdrs’ Representative” as such Sellers’ Agent and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including the full power and authority (88) to perform the Transactions to be performed by the Sellers under this Agreement, (89) to disburse any funds received hereunder to the Sellers, (90) to execute and deliver on behalf of each Seller any amendment or waiver under this Agreement and to agree to resolution of all claims hereunder, (91) to retain legal counsel and other professional services, at the expense of the Sellers, in connection with the performance by the Selling Shareholders’ Representative of this Agreement and (iv) to do each and every act (including the execution and delivery of the certificates required by Section 7.1) and exercise all rights which such Seller is permitted or required to do or exercise under this Agreement.  If the Selling Shareholders’ Representative resigns or is otherwise unable or unwilling to serve in such capacity, the Sellers that hold or held a majority of all of the Shares sold or to be sold hereunder will appoint a new Person to serve as the Selling Shareholders’ Representative and will provide prompt written notice thereof to the Buyer.  Until such notice is received, the Buyer shall be entitled to rely on the actions and statements of the previous Selling Shareholders’ Representative.  The power and authority granted hereunder will be exclusive and no Seller shall be entitled to exercise any right under this Agreement except through the Selling Shareholders’ Representative.

(b)

The appointment of the Selling Shareholders’ Representative as the attorney-in-fact for each Seller as set forth in this Section 12.15 and all authority hereby conferred are granted and conferred in consideration of the interest of the other Sellers, is therefore coupled with an interest and is and will be irrevocable and shall neither be terminated nor otherwise affected by any act of any Seller or by operation of law, whether by the death, dissolution, liquidation, incapacity or incompetence of such Seller or by the occurrence of any other event.  If, after the execution of this Agreement, any Seller dies, dissolves or liquidates or becomes incapacitated or incompetent, the Selling Shareholders’ Representative is nevertheless authorized, empowered and directed to act in accordance with this Section 12.15 as if that death, dissolution, liquidation, incapacity or incompetency had not occurred and regardless of notice thereof.  Each Seller agrees to execute such wills and documents as may be necessary and to give such instructions to his personal representatives as may be necessary so that its successors will remain subject to this Agreement and carry out the full intent and purposes hereof.  Without limiting the generality of the foregoing, this Section 12.15 will not be affected by the subsequent incapacity or mental incompetency of any Seller, except as otherwise provided by applicable Ohio state law.

12.16

Disclaimer of Representations and Warranties.  Buyer has conducted an independent investigation of the Technology, the financial condition of the Company, the results of the operation of the Company’s business, the Company’s assets and the Company’s liabilities (collectively, the “Investigated Items”).  In making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied solely upon the results of such investigation and the representations, warranties, schedules, covenants and agreements of the Company and the Sellers that are expressly set forth in this Agreement.  Such representations and warranties constitute the sole and exclusive representations and warranties of the Company and Sellers in connection with the transactions contemplated by this Agreement and the Investigated Items.  Buyer understands that the neither the Company nor either of the Sellers make any representations or warranties with respect to any projections, forecasts or forward-looking information about the Company nor the Technology. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, BUYER IS (INDIRECTLY) ACCEPTING THE ASSETS AND LIABILITIES OF THE COMPANY ON AN “AS IS, WHERE IS BASIS”, AND THE COMPANY AND THE SELLERS DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES, WHETHER EXPRESS OR IMPLIED. THE COMPANY AND THE SELLERS MAKE NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE REGARDING ANY OF THE ASSETS OF THE COMPANY AND NO IMPLIED WARRANTIES WHATSOEVER. Without limiting the generality of the foregoing, Buyer is thoroughly familiar with the assets of the Company and the Technology and understand that the Company’s assets are being indirectly accepted “AS IS, WHERE IS” in their current condition and state of repair without any reduction in the Purchase Price or claim of any kind.  Buyer acknowledges that neither the Company, either of the Sellers nor any of their representatives nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries, presentations or schedules heretofore made available by the Company nor either of the Sellers or their representatives to Buyer or any other information that is not included in this Agreement or the Schedules.  Buyer also acknowledges that neither the Company, any of the Sellers nor any of their representatives nor any other person will have or be subject to any liability to any other person resulting from the distribution of any such information to, or use of any such information by any other person.

The Parties have executed and delivered this Merger Agreement as of the date first written above.

Parent:
BLASTGARD INTERNATIONAL, INC.	Patricia Colaiacovo and Jeffrey Colaiacovo, Seller

By: ________________________________
Sellers’ Representative
Merger Sub:	For purposes of accepting the appointment as the Selling Shareholders’ Representative hereunder:
BLASTGARD MICHIGAN, LTD.

By: _______________________________
Anthony Andary, as Sellers’ Representative
INNOVATIVE COMPOSITES, INC.	Expense Share Recipients:

By: ________________________________	DWS, INC.
Anthony Andary, President
By: __________________
Sellers:	Doug Spittal, President

TIERCAP HOLDINGS, INC.
Anthony Andary, Shareholder
By: _____________________
Terry Ball, Shareholder	Fraser Wray, President

Howard Wood, Shareholder

Alfreda Prebeck , Shareholder

Ken Keeley, Shareholder

Mark Bendure, Shareholder

Bryce Clark, Shareholder

Exhibit B TO OPTION AGREEMENT

PROMISSORY NOTE

$___________

___________, 2007

For value received, the undersigned, INNOVATIVE COMPOSITES, INC. (“Obligor”), hereby promises to pay to the order of  BLASTGARD INTERNATIONAL, INC. (“Lender”) at Lender’s executive principal office, 2451 McMullen Booth Road, Ste. 207, Clearwater, FL 33759, or at such other place as may be designated from time to time in writing by Lender, the principal sum of _______________________________ ($________) together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder, computed daily, at the rate of eight (8%) percent per annum payable as set forth below.  Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.  All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.  Principal and interest shall be payable in lawful money of the United States of America.

Principal and accrued interest shall be due and payable on demand on or after October 1, 2007.

This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part.  Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.

No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in writing signed by Lender.  A waiver by Lender of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

Any notice required or permitted under this Promissory Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

This Promissory Note is delivered in and shall be enforceable in accordance with the laws of the State of Florida, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

1

Obligor:

INNOVATIVE COMPOSITES INC.

By:	_____________________________
(authorized officer)

1